As filed with the Securities and Exchange Commission on February 24, 2022

File No. 024-11725

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(Post Qualification Amendment No. 1)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

DIVERSIFIED OPPORTUNITY INC.

(Exact name of issuer as specified in its charter)

Idaho

(State of other jurisdiction of incorporation or organization)

9628 West State Street

Star, Idaho 83669

Phone: (208) 494-3115

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Erik Weingold, Esq.

Weingold Law PLLC

50 Main Street, Suite 1000

White Plains, NY 10606

Phone: (646) 389-4776

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

6500	85-1738909
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PART II INFORMATION REQUIRED IN THE OFFERING CIRCULAR

Offering Circular dated February 24, 2022

DIVERSIFIED OPPORTUNITY, INC.

An Idaho corporation

$75,000,000 MAXIMUM OFFERING

75,000,000 shares Class B Non-Voting Common Stock $0.001 par value per share

Offering Price: $1.00 per share    Minimum Subscription: $200.00

DIVERSIFIED OPPORTUNITY, INC. (the “Diversified Opportunity” or “Company”) is an Idaho corporation. The Company is offering (the “Offering”) by means of this offering circular (the “Offering Circular”) of up to a maximum of 75,000,000 shares of its Class B Non-Voting Common Stock $0.001 par value per share (the “Offered Shares”) at an offering price of $1.00 per share on a “best efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein. See “INVESTOR SUITABILITY” below. The minimum investment amount per investor is $200 Dollars ($200).

The Company will be managed by its Board of Directors and officers (hereinafter referred to as the “Management”). As further described in the Offering Circular, Diversified Opportunity has been organized to acquire, develop, renovate, hold, lease, manage, and dispose of real estate assets (typically residential, multifamily, mixed use and vacant land) located in the United States with an initial focus on Idaho.

The Offering will commence immediately upon qualification of the Offering by the Securities and Exchange Commission (the “Effective Date”) and will terminate at the discretion of the Company. The maximum amount of the Offering shall not exceed Seventy-Five Million Dollars ($75,000,000) in any Twelve (12) month period (“Maximum Offering Amount”) in accordance with Tier II of Regulation A as set forth under the Securities Act of 1933, as amended, (“Reg A Tier II”). The Company intends to offer the Offered Shares described herein on a continuous and ongoing basis pursuant to Rule 251(d)(3)(i)(f).  Further, the acceptance of Investor subscriptions, may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received.  See “TERMS OF THE OFFERING” below. The Company may increase the Maximum Offering Amount at its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

Prior to this Offering, there has been no public market for the Offered Shares, and none is expected to develop. The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Company. The Company does not currently have plans to list any Offered Shares on any securities market. Investing in the Offered Shares involves risk, some of which are set forth below. See the section titled “RISK FACTORS” to read about the factors an investor should consider prior to purchasing any Offered Shares.

DIVERSIFIED OPPORTUNITY, INC.

9628 West State Street

Star, Idaho 83669

(208) 494-3115

www.thedofund.com

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Prospective investors (“Investors”) who execute a subscription agreement (“Subscription Agreement”) to invest in the Company will become a stockholder of the Company once the Company deposits the investor’s investment into the Company’s main operating bank account and subject to terms and conditions in the Offering Circular and Subscription Agreement.

Generally, no sale may be made in this Offering if the aggregate purchase price paid is more than Ten Percent (10%) of the greater of the investor’s annual income or net worth based upon the representation as set forth in the Subscription Agreement. Different rules apply to accredited investors and non-natural persons. Before making any representation that the investment does not exceed applicable thresholds, Investors are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, Investors are encouraged to refer to www.investor.gov.

The Company’s Board and officers will receive compensation and income from the Company and are subject to certain conflicts of interest. See “RISK FACTORS”, “MANAGEMENT COMPENSATION” and “CONFLICTS OF INTEREST” below. Investing in the Offered Shares is speculative and involves substantial risks. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. See “RISK FACTORS” below.  There are material income tax risks associated with investing in the Company that prospective investors should consider. See “INCOME TAX CONSIDERATIONS” below.

As of the date of this Offering Circular, the Company has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as the Company is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as applicable, or the Exchange Act.

The Offering is being conducted on a “best-efforts” basis, which means the principals, directors and officers of the Company will use commercially reasonable best efforts in an attempt to sell the Offered Shares. Such directors and officers will not receive any commission or any other remuneration for these sales. In offering the Offered Shares on behalf of the Company, the principals, directors and officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS” BELOW.)

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. THIS OFFERING CIRCULAR CONTAINS INFORMATION AND DISCLOSURES IN ACCORDANCE TO THE FORMAT SET FORTH IN SEC FORM S-11.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS SEVENTY-FIVE MILLION DOLLARS ($75,000,000) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE SENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SECURITIES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS

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OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR THE OFFERED SHARES. THE PURCHASE OF OFFERED SHARES BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED. INCOME EARNED BY QUALIFIED PLANS AS A RESULT OF AN INVESTMENT IN THE COMPANY MAY BE SUBJECT TO FEDERAL INCOME TAXES, EVEN THOUGH SUCH PLANS ARE OTHERWISE TAX EXEMPT. SEE “INCOME TAX CONSIDERATIONS” AND “ERISA CONSIDERATIONS.”

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE COMPANY INTENDS TO OFFER THE OFFERED SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE.

ANY REMAINING SECURITIES THAT ARE NOT SOLD IN THIS OFFERING SHALL BE INCORPORATED INTO A FUTURE OFFERING CIRCULAR AFTER TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE TO “INCLUDE AS PART OF SUCH NEW OFFERING CIRCULAR ANY UNSOLD SECURITIES COVERED BY THE EARLIER OFFERING CIRCULAR BY IDENTIFYING ON THE COVER PAGE OF THE NEW OFFERING CIRCULAR OF THE LATEST AMENDMENT, THE AMOUNT OF SUCH UNSOLD SECURITIES BEING INCLUDED.”

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FOR RESIDENTS OF ALL STATES. THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS OFFERING CIRCULAR MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT THE COMPANY FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE. AN INVESTMENT IN THIS OFFERING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF FINANCIAL RISK. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER ALL OF THE RISK FACTORS DESCRIBED BELOW.

UNITED STATES TERRITORIES AND POSSESSIONS. THESE SECURITIES ARE NOT AUTHORIZED FOR OFFERING OR SALE IN ANY TERRITORY OR POSSESSION OF THE UNITED STATES IN LIEU OF APPLICABLE SECURITIES LAWS TO THE CONTRARY. SECURITIES AND/OR CAPITAL GUARDIANSHIPS ARE NOT AUTHORIZED FOR SALE IN SUCH TERRITORIES OR POSSESSIONS.

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CERTAIN TERMS OF THE OFFERING

	Price to Public[1]	Underwriting Discounts and Commissions[2]	Proceeds to the Company[3]	Proceeds to other Persons[4]
Amount to be Raised Per Unit	$1.00	$1.00	$1.00	$0.00
Minimum Investment Amount	$200.00	$200.00	$200.00	$0.00
Maximum Offering Amount[5]	$75,000,000.00	$0.00	$75,000,000.00	$0.00

1 The Offering price to investors was arbitrarily determined by the Company.

2 The Company will not use an underwriter for the sale of any Offered Shares.

3Net proceeds to the Company do not reflect the deduction of organization and offering expenses. The Company intends to use a portion of the Offering proceeds to pay Offering costs and expenses. As of the date of this Offering Circular, the Company has not engaged any broker-dealer, and has no agreement for paying a broker-dealer commissions or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents, and notify Investors of such engagement.

4 The Company’s directors, officers and employees may offer and sell directly to the Investors by the Company. No commissions for selling Offered Shares will be paid to the Company or the Company’s directors, officers or employees.

5 The Maximum Offering Amount for the Company is Seventy-Five Million Dollars ($75,000,000) in any Twelve (12) month period. The Company may increase the Maximum Offering Amount at its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Act). As a Tier 2 Offering pursuant to Regulation A under the Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Offered Shares are listed on a national securities exchange, if at all.

“Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Act; and (ii) all other non-accredited Investors so long as their investment in the Offered Shares does not represent more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth (excluding the value of the Investor’s primary residence and any loans secured by the residence (up to the value of the residence)), or Ten Percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Offered Shares are offered hereby and sold to Investors that fall within both categories of “qualified purchasers” (i.e., Accredited Investors and non-accredited Investors whose investment in the Offered Shares does not represent more than Ten Percent (10%) of the applicable amount). Accordingly, the Company reserves the right to reject any Investor’s subscription in whole or in part for any reason, including if the Company determines in its sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential Investor is a “Qualified Purchaser” (who is not an Accredited Investor), annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

FORWARD LOOKING STATEMENTS

This Offering Circular and the exhibits included as Part III include “forward-looking statements” within the meaning of the Securities Act of 1933. All statements other than statements of historical fact are forward-looking statements.

Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the Company’s ability to raise sufficient working capital to carry out the business plans, the long-term efficacy of the business plans, the ability to protect its intellectual property, general economic conditions, and possible decrease in demand for the Company’s services, and increased competition.

Although we believe that in making such forward-looking statements, expectations are based upon reasonable assumptions; such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. We cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

When used in this Offering Circular, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under “Risk Factors” and elsewhere in this Offering Circular.

You should read these statements carefully because they discuss the Company’s expectations about its future performance, contain projections of its future operating results or its future financial condition, or state other “forward-looking” information. Before you invest in the Offered Shares, you should be aware that the occurrence of any of the contingent factors described under “RISK FACTORS” could substantially harm the business, results of operations and financial condition. Upon the occurrence of any of these events, you could lose all or part of your investment.

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We cannot guarantee any future results, levels of activity, performance, or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements in this Offering Circular after the date of this Offering Circular.

REGULATION A+

We are offering our Offered Shares pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular is a part.

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ABOUT THIS OFFERING CIRCULAR

The terms the “Company,” “Diversified Opportunity” “us,” “our” and “we,” as used in this Offering Circular, refer to Diversified Opportunity, Inc., an Idaho corporation.

You should rely only on the information contained in this Offering Circular. The Company has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Company is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Offering Circular is accurate as of the date on the front cover of this Offering Circular only. The Company’s business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached, should be carefully read in its entirety before any investment decision is made.

The Business:Diversified Opportunity has been organized to has been organized to acquire, develop, renovate, hold, lease, manage, and dispose of real estate assets (typically residential, multifamily, mixed use and vacant land) located in the United States with an initial focus on Idaho. The Company will typically invest directly in real estate assets or properties or may invest in one or more special purpose entities (“SPE”) that would then invest into such real estate assets. The Company’s portfolio of investments and properties may be collectively referred to herein as the “Fund.”

The Company:Diversified Opportunity, Inc. (the “Company”) is an Idaho corporation that was originally formed as an Idaho limited liability company under the name “Diversified Opportunity REIT LLC” on April 9, 2020 by the filing of its Certificate of Organization with the Idaho Secretary of State and converted to a corporation under the name “Diversified Opportunity REIT, Inc.” upon the filing of a Statement of Conversion with the Idaho Secretary of State on July 1, 2020. The Company changed its name to “Diversified Opportunity, Inc.” upon the filing of its Amended and Restated Articles of Incorporation with the Idaho Secretary of State on March 12, 2021.

Management:In accordance with the provisions of the Company’s Amended and Restated Articles of Incorporation and By-Laws, Diversified Opportunity is managed by its Board of Directors and its executive officers, Karl Pedersen, Chief Executive Officer, Heath Van Patten, Chief Operating Officer and Nate Schrandt, the Chief Financial Officer. See “MANAGEMENT” below.

Prior Experience:Karl Pedersen, Chief Executive Officer and Heath Van Patten, Chief Operating Officer have prior experience in the real estate and real estate development business.

The Offering:The Company is hereby offering Offered Shares in the maximum aggregate amount of Seventy-Five Million Dollars ($75,000,000) (the “Maximum Offering Amount”). Notwithstanding the foregoing, the Company reserves the right to increase the Maximum Offering Amount in its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

Price Per Unit:$1.00.

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Minimum Investment Amount:The Minimum Investment Amount per investor is Two Hundred Dollars ($200). The Company’s is authorized the Company to issue Offered Shares on an ongoing basis.

Board Representation

and Voting Rights:The holders of the Offered Shares will have no voting rights. Accordingly, investors in this Offering will have no ability to elect or remove directors, or to otherwise affect governance of the Company. See “DESCRIPTION OF SECURITIES” below for more information concerning the Company’s securities.

Management Compensation:The Company’s officers and directors are entitled to receive compensation for managing the Company. See “MANAGEMENT COMPENSATION” below.

Company Capitalization:The Company’s Amended and Restated Articles of Incorporation provide for the issuance of up to Seventy-Five Million ($75,000,000) shares of common stock par value $0.001 per share Two Million (2,000,000) shares of which are outstanding and no (zero) shares of preferred stock, par value $0.001 per share.

The Company shall limit the Offering to Seventy-Five Million Dollars ($75,000,000) in any Twelve (12) month period, subject to qualification by the SEC of a post-qualification amendment. The Company may, at its sole and absolute discretion, at any time during the period of the Offering, increase or decrease the Minimum Investment Amount and/or the Maximum Offering Amount.

Investor Suitability

Standards:Offered Shares are offered to “Qualified Purchasers”. “Qualified Purchasers” include: (i) “accredited investors”, as defined under Rule 501(a) of Regulation D and (ii) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A.

Generally, no sale may be made to any non-Accredited Investors in this Offering if the aggregate purchase price purchased by the Investor is more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth. Different rules apply to accredited investors and non-natural persons. Each Investor should review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Offered Shares.

Each Investor must execute a Subscription Agreement making certain representations and warranties to the Company, including, but not limited to, such purchaser’s qualifications as an “Accredited Investor”, or as a non-accredited investor who meets the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A. See “INVESTOR SUITABILITY” below.

Commissions For

Selling Offered Shares:Offered Shares will be offered and sold directly by the Company and its directors, officers and employees. No commissions for selling Offered Shares will be paid to the Company, or its directors, officers or employees. While most Offered Shares are expected to be offered and sold directly by the Company and its directors, officers and employees, the Company may also, in limited instances, offer and sell Offered Shares through the services of independent broker/dealers who are shareholder firms of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive customary and standard commissions based on the gross proceeds received for the sale of Offered

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Shares. As of the date of this Offering Circular, the Company has not engaged any broker-dealer, and has no agreement for paying a broker-dealer commission or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents and notify Investors of such engagement. The Company cannot determine the amount of cost or fees it will be for services related to the broker/dealers at this time. The amount and nature of commissions payable to broker/dealers may vary in specific instances. The Investor who is admitted to the Company through such broker/dealer (and not the Company) will be responsible for all such commissions payable to broker/dealers (and such payments may reduce the Investor’s invested capital).

Dividends:Investors will be entitled to receive dividends, to the extent funds are legally available therefor, if and when declared by the Board of Directors, when and if declared by the Company’s Board of Directors following the expiration of the Investment Period.

The Company currently plans to reinvest any net profits in order to increase the value of the Company’s assets and consequently, does not anticipate making any dividend payments at this time.

See “DESCRIPTION OF THE SECURITIES” below for more information concerning the Company’s securities.

Amendment of Company

Organizational Documents:So long as any Offered Shares are outstanding, in addition to any other vote or approval required under the Company’s articles of incorporation or bylaws, the Company will not, without the written consent of owners of more than 50% of the Shares (the “Majority Investors”), either directly or by amendment, merger, consolidation, or otherwise: amend, alter, or repeal any provision of the articles of incorporation or bylaws in a manner which adversely affects the powers, preferences or rights of the Offered Shares. See “DESCRIPTION OF SECURITIES” below.

Dilution:Investors who purchase the Offered Shares offered hereby will experience dilution in the net tangible book value of their Shares. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Company will be reduced and stockholders may experience additional dilution in net book value per share, or such equity securities may have rights, preferences or privileges senior to those of the Offered Shares.

Reinvestment:So long as the Offering is ongoing, holders of the Offered Shares will have the option of using any dividends to purchase additional Offered Shares at a price of One Dollar ($1.00) per share. Fractional shares may be purchased by the investor for reinvestment purposes. Any shares purchased through reinvestment will be counted towards the Maximum Offering Amount.

Reserves:A loss reserve may be maintained by the Company, as determined by the Board of Directors, in its sole and absolute discretion. The loss reserve is intended to protect the Company from potential unrecoverable losses on its investments. See “RISK FACTORS” below.

Risk Factors:There are a number of risks associated with the purchase of Offered Shares. The risk factors set forth in this Offering Circular, including those in the “RISK FACTORS” section below, identify important factors that an Investor should consider before investing in the Company. A summary of some of the risk factors is included below:

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1.The Company depends on its management team to select its investments and conducts its operations.

2.The Company has a limited operating history. Therefore, no assurance can be given that the Company will achieve its investment objectives.

3.National, international and local economic and business conditions that could affect the Company’s business.

In making an investment decision Investors must rely on their own examination of the Company and the terms of the Offering, including the risks involved. The investment in Offered Shares involves a high degree of risk and Investors should purchase Offered Shares only if they can afford a complete loss of their investment.

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SUMMARY OF FINANCIAL INFORMATION

The statements of operations data set forth below with respect to the period from April 9, 2020 are derived from, and are qualified by reference to, the audited financial statements included in this Offering Circular and should be read in conjunction with those financial statements and notes thereto.

For the Period Ended December 31, 2020
Cash and Cash Equivalents	$405,027
Real Estate Inventory	218,226
Other Current Assets:	1,860
Total Assets	$625,113

PLAN OF DISTRIBUTION

The Company will not utilize an underwriter for the sale of the Offered Shares. The Offering is being conducted on a “best-efforts” basis, which means the directors and officers of the Company will use commercially reasonable best efforts in an attempt to sell the Offered Shares. Such directors and officers will not receive any commission or any other remuneration for these sales. In offering the Offered Shares on behalf of the Company, the principals and officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Offered Shares will be offered and sold directly by the Company and its directors, officers and employees. No commissions for selling Offered Shares will be paid to the Company or its directors, officers or employees. While most Offered Shares are expected to be offered and sold directly by the Company, the Board, and the Company’s officers and employees, the Company may also, in limited instances, offer and sell Offered Shares through the services of independent broker/dealers who are shareholder firms of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive customary and standard commissions based on the gross proceeds received for the sale of Offered Shares. As of the date of this Offering Circular, the Company has not engaged any broker-dealer, and has no agreement for paying a broker-dealer commission or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents, and notify Investors of such engagement. The Company cannot determine the amount of cost or fees it will be for services related to the broker/dealers at this time. The amount and nature of commissions payable to broker/dealers is expected to vary in specific instances. The Investor who is admitted to the Company through such broker/dealer (and not the Company) will be responsible for all such commissions payable to broker/dealers (and such payments may reduce the Investor’s invested capital) with respect to the sale of the Offered Shares offered hereby.

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USE OF PROCEEDS

The Company intends to raise Offering proceeds to acquire, develop, renovate, hold, lease, manage, and dispose of real estate assets (typically residential, multifamily, mixed use and vacant land) located in the United States with an initial focus on Idaho. See “INVESTMENT POLICIES” below.

The net proceeds from this Offering will not be used to compensate or otherwise make payments to shareholders, officers, or directors of the Company, unless and to the extent it is as otherwise stated below. The Offering proceeds raised by the Company will be sourced from business conducted per the business plan set forth below.

	Minimum	10%	25%	50%	75%	100%
Gross Proceeds	200.00	7,500,000.00	18,750,000.00	37,500,000.00	56,000,000.00	75,000,000.00
Selling Commissions & Fees(1)	0	0	0	0	0	0
Net Proceeds	200.00	7,500,000.00	18,750,000.00	37,500,000.00	56,000,000.00	75,000,000.00
Acquisition and Development of Real Estate	200.00	7,350,000.00	18,750,000.00	37,088,000.00	55,545,000.00	74,400,000.00
Legal and Accounting(2)	0	150,000.00	239,000.00	412,000.00	455,000.00	600,000.00
Total Use of Proceeds	200.00	7,500,000.00	18,750,000.00	37,500,000.00	56,000,000.00	75,000,000.00

(1)The Company’s officers and directors may offer and sell directly to the Investors. No commissions for selling the Offered Shares will be paid to the Company or its officers or employees.

(2)The initial expenses associated with this Offering, including legal and accounting expenses, total approximately Eighty Thousand Dollars ($80,000). The Company’s co-founders Karl Pedersen, Chief Executive Officer and Heath Van Patten, Chief Operating Officer have agreed to advance for all legal costs associated with the organization of the Fund, which may be reimbursed by the Company. In addition, the Company intends to reimburse the co-founders for any non-legal organization, marketing expenses, and Offering costs and expenses incurred on behalf of the Company. The Company cannot determine the actual amount of such expenses or cost at this time.

The foregoing represents the Company’s best estimate of the allocation of the proceeds of this Offering based on planned use of funds for the Company’s operations and current objectives. The Company will not raise funds from other sources in order to achieve its investments. Notwithstanding the foregoing, the Company may borrow money from financiers, other lenders, or banks to fund its investments, who are not identified at this moment as the Company does not have any agreements with any financers, lender, or banks to borrow money from.

Rule 3a4-1

Generally speaking, Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of the officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of the Company’s officers or directors will be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of the Company’s officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, such officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. The officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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RISK FACTORS

An investment in the Company’s securities involves substantial risk. Prospective investors should consider carefully the factors referred to below as well as others associated with their investment. In addition, this Offering Circular contains forward-looking statements regarding future events and the future financial performance of the Company that involve significant risks and uncertainties. Investors are cautioned that such statements are predictions and beliefs of the Company, and the Company's actual results may differ materially from those discussed herein. The discussion below includes some of the material risk factors that could cause future results to differ from those described or implied in the forward-looking statements and other information appearing elsewhere in this Offering Circular. If any of the following risks, or any additional risks and uncertainties not listed below and not presently known to us, actually occur, our business could be harmed or fail. In such case, you may lose all or part of your investment.

Additionally, the risks and uncertainties described in this Offering Circular are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. Furthermore, the on-going global pandemic related to COVID-19 may amplify many of the risks discussed below to which we are subject and, given the unpredictable, unprecedented and fluid nature of the pandemic, it may materially and adversely affect us in ways that are not anticipated by or known to us or that we do not consider to present significant risk. Therefore, we are unable to estimate the extent to which the pandemic and its related impacts will adversely affect our business, financial condition and results of operations.

The following risk factors, in addition to those discussed elsewhere in this Offering Circular, should be carefully considered when evaluating the Company as an investment opportunity.

Risk Factors Regarding Our Company and Business

The Company has limited operating history upon which you may evaluate us.

The Company is still in an early phase and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The Company’s business will be subject to the risks involved with any speculative venture.

There can be no assurance that the Company will be able to generate revenues, acquire properties, or operate profitably in the future or that any of our investments will be successful. Our profitability and the success of each investment will be subject to fluctuations in the real estate markets, along with various other risks more particularly described herein. Moreover, our financial condition, results of operations and ability to make or sustain dividends to our investors will depend on many factors, including, but not limited to the following:

•our ability to identify attractive acquisition opportunities that are consistent with our investment strategy;

•our ability to consummate acquisitions on favorable terms;

•our ability to achieve high occupancy rates and target rent levels ;

•our ability to contain renovation, construction, restoration, maintenance, marketing and other operating costs;

•real estate appreciation or depreciation in our markets;

•the level and volatility of interest rates, and our access to short and long-term financing on favorable terms;

•our ability to absorb costs that are beyond our control, such as real estate taxes, HOA fees, insurance premiums, litigation costs, and compliance costs;

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•our ability to adapt to judicial and regulatory developments affecting landlord-tenant relations that may affect or delay our ability to dispossess or evict occupants or increase rents;

•our ability to respond to changes in population, employment or homeownership trends in our markets; and

•economic conditions in our markets, as well as the condition of the financial and real estate markets and the economy generally.

If we are unable to effectively allocate our resources or generate sufficient revenues, our business operating results and financial condition would be adversely affected and we may be unable to execute our business plan, and our business could fail. Moreover, if the Company is unable to operate successfully, any investment produces a loss, or the Company’s investments fail to produce sufficient revenues to cover operating and other expenses, investors may suffer a partial or total loss of their investment.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to fund operating deficits, develop new products or services, establish and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing and expansion efforts and, if it continues to experience losses, potentially cease operations.

The Company’s management has broad discretion in how the Company’s use of the net proceeds of the offering.

Although the Company will always seek to operate its business in furtherance of its business plan, the Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

The Company faces significant competition.

We face substantial competition from real estate agents, real estate investors, real estate development companies and investment funds. Many of our current and potential competitors have longer operating histories and financial and other resources substantially greater than those we possess. As a result, our competitors may be able to more efficiently locate real estate opportunities or more effectively analyze them, or to devote greater resources than we can. We may be competing for assets with entities that have substantial greater economic and personnel resources than the Company or better relationships with developers. These entities may also generally be able to accept more risk than the Company can manage. Competition may reduce the number of suitable prospective assets for the Fund and increase the bargaining power of developers seeking equity investments. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors. Such competition could adversely affect our gross profits, margins and results of operations. There can be no assurance that we will be able to compete successfully with existing or new competitors.

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The Company’s founders, directors and executive officers own or control a majority of the Company.

Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all actions requiring stockholder approval, including the following actions:

•The election of the Company’s directors;

•The amendment of the Company’s Amended and Restated Articles of Incorporation and By-laws;

•To effect or prevent a merger, sale of assets or other transaction; and

•To control the outcome of any other matter submitted to the Company’s stockholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Unit price or prevent the Company’s Unit owners realizing a premium.

We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act.

We conduct our operations so that we avail ourselves of any and all applicable statutory exclusions of the Investment Company Act of 1940. Because registration as an investment company would significantly affect our ability to engage in certain transactions or be structured in the manner we currently are, we intend to conduct our business so that we will continue to satisfy the requirements to avoid regulation as an investment company. If we do not meet these requirements, we could be forced to alter our investment portfolio by selling or otherwise disposing of a substantial portion of the assets that do not satisfy the applicable requirements or by acquiring a significant position in assets that are qualifying interests. Any such investments may not represent an optimum use of capital when compared to the available investments we and our subsidiaries target pursuant to our investment strategy and present additional risks to us. We continue to analyze our investments and may make certain investments when and if required for compliance purposes. Altering our portfolio in this manner may have an adverse effect on our investments if we are forced to dispose of or acquired assets in an unfavorable market.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. In order to comply with provisions that allow us to avoid the consequences of registration under the Investment Company Act, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. Therefore, compliance with the requirements of the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our co-founders Karl Pedersen, Director and Chief Executive Officer and Heath Van Patten, Director. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each shareholder of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any shareholder of our management team or if

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we are unable to attract and retain additional qualified senior management teams, our business and growth could suffer.

Our Board of Directors may change our investment objective, operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse.

Our Board of Directors has the authority to modify or waive our investment objective, current operating policies, investment criteria and strategies without prior notice and without shareholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, net asset value, operating results and value of our stock. However, the effects might be adverse, which could negatively impact our ability to pay dividends and cause shareholders to lose all or part of their investment.

Internal control deficiencies could impact the accuracy of our financial results or prevent the detection of fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the of our stock.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. Any failure by us to identify future deficiencies in our internal control over financial reporting in a timely manner or remediate any such deficiencies, could prevent us from accurately and timely reporting our financial results. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the value of the Offered Shares.

The economic success of an investment in the Company will depend in part upon the results of the operations of the properties it acquires, which will be subject to those risks typically associated with investment in real estate.

Factors generally affecting the business of the Company might include, but are not limited to, any or all of the following: changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing properties, local economic factors, which could result in the reduction of the fair market value of real property, uninsured losses, significant unforeseen changes in general or local economic conditions, inability of the Company to obtain any required entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability of the Company to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed entitlements, problems caused by the presence of environmental hazards on a property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to the Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities.

In addition, fluctuations in occupancy rates, rent schedules and operating expenses can adversely affect operating results or render the sale or refinancing of properties difficult or unattractive. No assurance can be given that certain assumptions as to the future levels of occupancy of any rental properties, or that future costs of operating such properties, will be accurate because such matters will depend on events and factors beyond the control of the Company. Such factors include, among others, the continued enforceability of tenant leases, vacancy rates for rental real property, financial resources of the tenants, rent levels and sales levels in the local areas of the properties, adverse changes in local population trends, market conditions, neighborhood values, local economic and social conditions, supply and demand for real estate assets, competition from similar real estate ventures, interest rates, real estate tax rates, governmental rules, regulations and fiscal policies, including the effects of inflation and enactment of unfavorable real estate, rent control, environmental or zoning laws, hazardous material laws, uninsured losses and other risks.

We have not identified specific acquisitions or other uses for a significant portion of the net proceeds from this Offering.

Therefore, you will be unable to evaluate the allocation of any portion of the net proceeds from this Offering or the economic merits of our investments before making an investment decision to purchase the Offered Shares. We have broad authority to invest the net proceeds from this Offering in any real estate investments that we may identify in the future, and we may use those proceeds to make investments with which you may not agree. You will be unable to evaluate the economic merit of our properties or mortgages before we invest in them and will be relying on our

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ability to select attractive investments. We also have broad discretion in implementing policies regarding tenant and borrower creditworthiness, and you will not have the opportunity to evaluate our tenants or borrowers. In addition, our investment policies may be amended or revised from time to time at the discretion of our Board of Directors, without a vote of our stockholders. These factors will increase the uncertainty, and thus the risk, of investing in the Offered Shares.

Although we intend to use the net proceeds from this Offering to acquire, restore, lease and manage residential housing (including, multi-family homes), mixed use and commercial properties, for resale and or rental acquire real estate assets and resell them at a profit; and to invest in new construction, we cannot assure you that we will be able make any such acquisitions or investments. Our failure to apply the net proceeds from this Offering effectively or find suitable assets to acquire in a timely manner or on acceptable terms could result in losses, or result in returns that are substantially below expectations.

Prior to the full deployment of the net proceeds of this Offering as described above, the undeployed net proceeds of this Offering may be held in an interest-bearing account, but will likely realize little if any net return. Ultimately, we may not be successful in completing any investments we identify and the residential properties and other investments we acquire may not produce our anticipated, or any, positive returns, and our business could fail.

Lack of diversification.

At any given point, the Company may hold a large concentration of its assets in investments in a particular geographical area or type of investment, exposing a large portion of the Company’s assets to the risks associated to that particular geographical area or type of investment.

There is limited liquidity in our real estate investment, which could limit our flexibility.

Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We may not be able to dispose of any property in which we invest when we find disposition advantageous or necessary, and the sale price of any disposition may not recoup or exceed the amount of our investment. In addition, federal or other tax laws may impact our ability to sell a property, and accordingly could adversely affect our profitability.

Incomplete information on acquired properties.

Although the Company expects to obtain and verify all material facts regarding any property that it seeks to acquire, it is possible that the Company will not discover certain material facts, because information presented by the seller may be prepared in an incomplete or misleading fashion, and the due diligence efforts of the Company may fail to uncover such facts. Only individuals who feel comfortable with making an investment in the Company knowing that such crucial information may be missing should consider becoming an investor in the Company.

There is a risk that inaccurate appraisals by the property owner’s lender and the Company’s lender could reduce the Company’s ability to become profitable.

An appraisal, broker’s price opinion (“BPO”), or comparative market analysis (“CMA”) may be conducted in connection with the real estate identified by the Company, and in general, such appraisals, BPO or CMA represent the analysis and opinions of the respective appraisers or our own opinion in connection with such BPO or CMA at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser or initial formal appraisal would not arrive at a different valuation, even if such appraiser or initial formal appraisal used the same general approach to and same method of appraising the property. In addition, appraisals, BPOs and CMAs seek to establish the amount a typically motivated buyer would pay a typically motivated seller. There may be a disparity between the appraisal of the property owner’s lender and the BPO of our chosen lender, which such disparity could be significant. To the extent such disparity is greater than anticipated, our profitability from such a transaction would be affected, and losses could occur, which may adversely affect investors.

The Company may not have audited results of acquisition assets.

The Company may rely on unaudited financial information provided by the seller of any particular property. Thus, it is possible that information relied upon by the Company with respect to the acquisition of such a property may not be accurate.

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Debt service obligations could adversely affect our operating results, may require us to sell properties and could adversely affect our ability to make or sustain the payment of dividends to our investors.

We may finance future activities with indebtedness and we may be more likely to do so as our business grows. We may borrow for a number of reasons, such as financing acquisitions or capital expenditures. Our governing documents contain no limitations on the amount of debt that we may incur. As a result, we may incur substantial debt in the future.

Incurring debt could subject us to many risks, including the risks that:

•our cash flows from operations will be insufficient to pay dividends to our investors;

•our debt may increase our vulnerability to adverse economic and industry conditions;

•we may be subject to restrictive covenants that require us to satisfy and remain in compliance with certain financial requirements or that impose limitations on the type or extent of activities we conduct; and

•we may be required to dedicate a substantial portion of our cash flows from operations to payments on our debt, thereby reducing cash available for distribution to our investors, funds available for operations and capital expenditures, future business opportunities or other purposes.

If we do not have sufficient funds to repay any debt we incur when it matures, we may need to refinance the debt or raise additional equity. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancing, increases in interest expense could adversely affect our cash flows and, consequently, cash available for distribution to our investors. To the extent we are required to raise additional equity to satisfy such debt, existing shareholders would see their interests diluted. If we are unable to refinance our debt or raise additional equity on acceptable terms, we may be forced to dispose of properties on disadvantageous terms, potentially resulting in losses. To the extent we cannot meet any future debt service obligations, we will risk losing some or all of our properties that may be pledged to secure our obligations to foreclosure. Any unsecured debt agreements we enter into may contain specific cross-default provisions with respect to specified other indebtedness, giving the unsecured lenders the right to declare a default if we are in default under other loans in some circumstances.

The property manager may not successfully manage our properties.

Property management services will either be provided internally by the Company or by one or more third party property management. There can be no assurance that such property manager(s), if any, or our internal personnel will be able to successfully manage our properties.

No environmental indemnity. Federal, state and local laws of the jurisdiction in which a property is located may impose liability on a landowner for the release or the otherwise improper presence on the premises of hazardous materials or hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances. A landowner may be held liable for hazardous materials or hazardous substances brought onto the property before it acquired title and for hazardous materials or hazardous substances that are not discovered until after it sells the property. If any hazardous materials or hazardous substances are found within the real property underlying any property at any time, the Company could be held liable for cleanup costs, fines, penalties and other costs. If losses arise from hazardous substance contamination, which cannot be recovered from other responsible parties, the financial viability of any property may be materially and adversely affected.

Disposition of properties may not occur as projected.

The Company anticipates that the properties that it acquires for purposes of resale (rather than hold and lease) will be resold within a 6 – 12 month time period for renovation and sale transactions and a 3 - 5 year period for land development transactions as management deems it in the best interest of the Company and its stakeholders. Nevertheless, it may not be possible to sell any particular property within that time frame, or at all. Such delays in disposing of properties could result in losses to the Company and the investors of this Offering. If a property is not sold as anticipated, the Company may have to attempt to refinance any loans/mortgages on any such properties. Based on historical interest rates, current interest rates are low and, as a result, it is likely that the interest rate that may be obtained upon refinancing will be higher than that of the loans. Fluctuations in the supply of money for such loans affect the availability and cost of loans, and the Company is unable to predict the effects of such fluctuations on the Company. Prevailing market conditions at the time the Company seeks to refinance a loan may make such loans

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difficult or costly to obtain. Such conditions may also adversely affect cash flow and/or profitability of the Company. Moreover, the Company offers no assurance that any disposition of any property will occur, or on terms favorable to the Company.

Regional, state and local economic conditions may change.

Performance of the real estate assets are likely to be dependent upon the condition of the economy in the jurisdiction in which a property is located, as well as globally overall. There is a risk that at the time of the projected sale of any property, the marketplace may be different than projected.

The Company may not realize profits on any rental, sale or refinancing of any property.

It is possible that the Company will not be profitable and the investors may not receive any returns at all. Many factors beyond the Company’s control affect the real estate market and could affect the Company’s ability to rent, sell or refinance any of its acquired properties at the price, terms or within the time frame projected. These factors include environmental and/or engineering issues, adverse use of adjacent or neighboring real estate, ability to make improvements to such properties, property lease terms, changes in applicable tax rates and assessments, general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, the Company will have a limited ability to vary the Company’s response to changes in economic or other conditions. Further, before the Company can sell any property on the terms and conditions it wishes, it may be necessary to expend funds to correct defects or to make improvements. We may be unable to sell any property that it acquires for a profit. The inability to sell a property at the time and on the terms intended could limit the Company’s ability to become profitable or pay returns to its investors.

There is a risk of a change in the current federal, state, local or other jurisdictional regulations as it may relate to the operations of the Company in the area of fuel or energy requirements or regulations, construction and building code regulations, approved property use, zoning and environmental regulations, among other regulations.

Such changes could have a material adverse effect on the Company and its financial condition.

Risks Associated with Residential Housing

The value and operating fundamentals of residential housing in our markets may not improve.

A substantial part of our business plan is based on our belief that the value and operating fundamentals of residential housing in our markets will improve significantly over the next several years. We cannot assure you as to whether, when or to what extent property values and operating fundamentals will improve. In addition, it is possible that our belief is incorrect and that the value and operating fundamentals of residential housing in our markets will not improve and may deteriorate.

Many factors impact the residential rental market, and if rents in our markets do not increase sufficiently to keep pace with rising costs of operations, our cash available for distribution, if any, will decline. The success of our business model will substantially depend on conditions in the residential rental market in our geographic markets. Our asset acquisitions are premised on assumptions about, among other things, occupancy and rent levels, and if those assumptions prove to be inaccurate our cash flows will be lower than expected. Rental rates and occupancy levels have benefited in recent periods from macroeconomic trends affecting the U.S. economy and residential real estate markets in particular, including:

•A tightening of credit that has made it more difficult to finance a home purchase, combined with efforts by consumers generally to reduce their exposure to credit;

•Weak economic and employment conditions that have increased foreclosure rates and made it more difficult for families to remain in homes that were purchased prior to the economic downturn;

•Declining real estate values that have challenged the traditional notion that homeownership is a stable investment;

•The risk of increased interest rates from historic lows;

•The risk of inflation;

•Supply chain disruptions and delays; and

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•The unprecedented level of vacant housing comprising the real estate owned by banks (“REO”), government sponsored entities (“GSEs”), and other mortgage lenders or guarantors, and inventory held for sale by banks, GSEs, and other mortgage lenders or guarantors.

We do not expect these favorable trends in the residential rental market to continue indefinitely. Eventually, a strengthening of the U.S. economy and job growth, coupled with government programs designed to keep homeowners in their homes and/or other factors, may contribute to a stabilization or reversal of the current trend that favors renting rather than homeownership. In addition, we expect that as investors like us increasingly seek to capitalize on opportunities to purchase undervalued housing assets and convert them to productive uses, the supply of residential rental properties will decrease and the competition for tenants will intensify. A softening of the rental market in our markets would reduce our rental revenue.

When evaluating the Property for acquisition, we will make a number of significant estimates and assumptions that may prove to be inaccurate. This could cause us to overpay for the Property or incur restoration and marketing costs significantly in excess of our estimates.

In determining whether a particular property meets our investment criteria, we will make a number of significant estimates and assumptions, including the amount of time it will take us to gain possession of the property, estimated restoration costs, the amount of time between acquiring the property and leasing it, annual operating costs, rental rates and tenant default rates. These estimates and assumptions may prove to be inaccurate and cause us to overpay for properties or overvalue our properties. If we determine to make the estimates and assumptions used in evaluating potential properties for purchase more stringent, it would likely reduce the number of properties that we deem acceptable for purchase. Increases in the market prices for or decreases in the inventory of residential property in our markets could also reduce the number of properties that meet our investment criteria. These factors could adversely affect our ability to deploy the net proceeds from this Offering in accordance with our investment strategy.

Furthermore, we expect that there will be a significant degree of variability in the amount of time it takes us to gain possession of a property, the amount of restoration required at a property (if any), the quality of construction of a property, the desirability of a property’s location and other property-specific issues. Our success will depend, to a significant degree, on our ability to evaluate these factors and identify and acquire properties that can be rented and maintained at attractive yields, and/or sold at a profit. To the extent our evaluation of these factors or our assumptions are inaccurate, our investments may not meet our expectations.

In addition, the market and regulatory environments relating to residential property have been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceedings to commence before vacating a foreclosed property, which significantly increases the time period between the acquisition and leasing of a property. Such changes affect the accuracy of our assumptions and, in turn, may adversely affect us.

Our revenue and expenses are not directly correlated, and, because a large percentage of our costs and expenses are fixed and some variable expenses may not decrease over time, we may not be able to adapt our cost structure to offset any declines in our revenue.

Many of the expenses associated with our business, such as acquisition costs, restoration and maintenance costs, possible HOA fees, personal and real property taxes, insurance, compensation and other general expenses are fixed and would not necessarily decrease proportionally with any decrease in revenue. Our assets may also require a significant amount of ongoing capital expenditure. Our expenses, including capital expenditures, will be affected by, among other things, any inflationary increases, and cost increases may exceed the rate of inflation in any given period. Certain expenses incurred on a per-unit basis may be recurring in nature, such as possible HOA fees, taxes, insurance and restoration and maintenance costs, which may not decrease on a per-unit basis as our portfolio grows through additional property acquisitions. By contrast, our revenue is affected by many factors beyond our control, such as the availability and price of alternative rental housing and economic conditions in our markets. As a result, we may not be able to fully, or partially, offset any increase in our expenses with a corresponding increase in our revenues. In addition, state and local regulations may require us to maintain our properties, even if the cost of maintenance is greater than the value of the property or any potential benefit we may receive from renting the property.

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The success of our business is particularly sensitive to changes in the real estate markets in those states in which we acquire properties.

If the regional economy of the real estate market in the particular state or states in which the Property is located weakens, the Property may experience a high rate of loss related to resale difficulties, resulting in losses to the Company and investors. A region’s economic condition and real estate market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, power shortages and other natural disasters, terrorist activities and civil disturbances such as riots.

Buying real estate assets at a discount may not result in obtaining the bottom of the market price.

Acquired assets may decline in value. Any need to liquidate prior to cost recovery or a sale without cost recovery could then result in a loss.

Limited representations and warranties may increase risk to Company.

The sellers of a property may make only limited or no representations and warranties regarding the condition of a property, the status of leases, the presence of hazardous materials or hazardous substances within the property, the status of governmental approvals and entitlements for a property, or other matters adversely affecting a property that are discovered. The Company may not be able to pursue a claim for damages against a seller except in limited circumstances. The extent of damages that the Company may incur as a result of such matters cannot be predicted but potentially could result in a significant adverse effect on the value of the property, and the financial condition of the Company.

Acquiring a property during a period when the residential real estate sector is experiencing substantial inflows of capital and intense competition may result in an inflated purchase price and increase the likelihood that a property will not appreciate in value and may, instead, decrease in value.

The allocation of substantial amounts of capital for investment in the residential real estate sector and significant competition for income producing real estate may inflate the purchase prices for such assets. To the extent we may purchase a property in such an environment, it is possible that the value of the property may not appreciate and may, instead, decrease in value, perhaps significantly, below the amount we paid for the property. In addition to macroeconomic and local economic factors, technical factors, such as a decrease in the amount of capital allocated to the residential real estate sector and the number of investors participating in the sector, could cause the value of the property to decline.

The costs and amount of time necessary to secure possession and control of a newly acquired property may exceed our assumptions, which would delay our receipt of revenue from, and return on, the property, if any.

Upon acquiring a property, we may have to evict occupants who are in unlawful possession before we can secure possession and control of the property. The holdover occupants may be the former owners or tenants of the property, or they may be squatters or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming. If these costs and delays exceed our expectations, our financial performance may suffer because of the increased expenses incurred or the unexpected delays in turning the property into viable resale property.

Risks Associated with Multi-Family Residential Housing

The value and operating fundamentals of multi-family residential housing in our markets may not improve.

A substantial part of our business plan is based on our belief that the value and operating fundamentals of residential housing in our markets will provide opportunities over the next several years. We cannot assure you as to whether, when or to what extent property values and operating fundamentals will improve. In addition, it is possible that our belief is incorrect and that the value and operating fundamentals of residential housing in our markets will not improve and may deteriorate.

Many factors impact the residential multi-family real estate market, and if rents in our markets do not increase sufficiently to keep pace with rising costs of operations, our cash available for distribution, if any, may decline. The success of our business model will depend in part on conditions in the residential rental market in our geographic markets. Our asset acquisitions are premised on assumptions about, among other things, occupancy and rent levels, and if those assumptions prove to be inaccurate our cash flows will be lower than expected.

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Long-term leases may not result in fair market lease rates over time; therefore, our income and cash available for distribution to our investors, if any, could be lower than if we did not enter into long-term leases.

As part of our planned business operations, we may enter into long-term leases with individual tenants utilizing in-house or third-party property management services. If we do not accurately judge the potential for increases in market rental rates, the rent under our long-term leases may be significantly less than then-current market rental rates, even after contractual rental increases and applicable percentage rents. Further, we may have no ability to terminate those leases or to adjust the rent to then-current market rates. As a result, our revenues and cash available for distribution to our investors, if any, could be lower than if we did not enter into long-term leases of properties.

We may rely on information supplied by prospective tenants in managing our business.

We may rely on information supplied to us by prospective tenants in their rental applications to make leasing decisions, and we cannot be certain that this information will be accurate. In particular, we may rely on information submitted by prospective tenants regarding household income, tenure at current job, number of children and size of household. If tenant-supplied information is inaccurate or our tenants’ creditworthiness declines over time, we may make poor leasing or underwriting decisions and our portfolio may contain more credit risk than we believe. When we purchase properties that are subject to existing leases, we would not be able to collect any information on tenant creditworthiness in connection with such purchases.

When evaluating a property for acquisition, we will make a number of significant estimates and assumptions that may prove to be inaccurate. This could cause us to overpay for a property or incur restoration and marketing costs significantly in excess of our estimates.

In determining whether a particular property meets our investment criteria, we will make a number of significant estimates and assumptions, including the amount of time it will take us to gain possession of the property, estimated restoration costs, the amount of time between acquiring the property and leasing it, annual operating costs, rental rates and tenant default rates. These estimates and assumptions may prove to be inaccurate and cause us to overpay for properties or overvalue our properties. If we determine to make the estimates and assumptions used in evaluating potential properties for purchase more stringent, it would likely reduce the number of properties that we deem acceptable for purchase. Increases in the market prices for or decreases in the inventory of residential property in our markets could also reduce the number of properties that meet our investment criteria. These factors could adversely affect our ability to deploy the net proceeds from this Offering in accordance with our investment strategy.

Furthermore, we expect that there will be a significant degree of variability in the amount of time it takes us to gain possession of a property, the amount of restoration required at a property (if any), the quality of construction of a property, the desirability of a property’s location and other property-specific issues. Our success will depend, to a significant degree, on our ability to evaluate these factors and identify and acquire properties that can be rented and maintained at attractive yields, and/or sold at a profit. To the extent our evaluation of these factors or our assumptions are inaccurate, our investments may not meet our expectations.

In addition, the market and regulatory environments relating to residential property have been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceedings to commence before vacating a foreclosed property, which significantly increases the time period between the acquisition and leasing of a property. Such changes affect the accuracy of our assumptions and, in turn, may adversely affect us.

Our long-term growth will depend significantly upon future acquisitions of multi-family properties that meet our acquisition criteria.

The acquisition of multi-family properties entails various risks, including the risks that we may overvalue a home, our homes may not perform as we expect, we may be unable to quickly and efficiently restore and sell or lease our properties, our tenants may default and our cost estimates for restoring an acquired home may prove inaccurate. In addition, we cannot assure you of the continued availability of acquisition opportunities in our markets at attractive pricing levels.

We may be unable to renew leases and our occupancy rate could decline.

We cannot assure you that tenants will renew their leases with us. If the rental rates for our properties decrease or our tenants do not renew their leases, our financial condition, results of operations, cash flow, cash available for distribution, and our ability to satisfy our debt service obligations, if any, could be materially adversely affected.

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Some or all of our properties may become vacant either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution. In addition, the resale value of the property could be reduced because the market value of a particular property may deteriorate if it remains unoccupied for an extended period of time.

Our revenue and expenses are not directly correlated, and, because a large percentage of our costs and expenses are fixed and some variable expenses may not decrease over time, we may not be able to adapt our cost structure to offset any declines in our revenue.

Many of the expenses associated with our business, such as acquisition costs, restoration and maintenance costs, possible HOA fees, personal and real property taxes, insurance, compensation and other general expenses are fixed and would not necessarily decrease proportionally with any decrease in revenue. Our assets may also require a significant amount of ongoing capital expenditure. Our expenses, including capital expenditures, will be affected by, among other things, any inflationary increases, and cost increases may exceed the rate of inflation in any given period. Certain expenses incurred on a per-unit basis may be recurring in nature, such as possible HOA fees, taxes, insurance and restoration and maintenance costs, which may not decrease on a per-unit basis as our portfolio grows through additional property acquisitions. By contrast, our revenue is affected by many factors beyond our control, such as the availability and price of alternative rental housing and economic conditions in our markets. As a result, we may not be able to fully, or partially, offset any increase in our expenses with a corresponding increase in our revenues. In addition, state and local regulations may require us to maintain our properties, even if the cost of maintenance is greater than the value of the property or any potential benefit we may receive from renting the property.

The success of our business may be particularly sensitive to changes in the Idaho real estate market and other real estate markets in which we invest.

At present, we expect to concentrate our operations in the Idaho real estate market with a specific target of multi-family and mixed-use properties. If the regional economy of the Idaho real estate market weakens, our real estate assets may experience a high rate of loss related to resale difficulties, resulting in losses to the Company and investors. A region’s economic condition and real estate market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, pandemics (such as the current COVID-19 pandemic), power shortages and other natural disasters, terrorist activities and civil disturbances such as riots.

Buying real estate assets at a discount may not result in obtaining the bottom of the market price.

Acquired assets may continue to decline in value. Any need to liquidate prior to cost recovery or a sale without cost recovery could then result in a loss.

Risks Related to Land Acquisition and Development

Risks associated with construction or development of residential housing.

The Company intends to acquire land, subdivide such land and construct of single-family residential homes, which may include model homes. Additionally, some residential communities may have additional property or buildings which the Company will need to manage, such as community centers and common area elements such as pools, playgrounds, private roadways, private community gates, and common area landscape. These activities may be exposed to the following risks:

•The Company may be unable to obtain, or experience delays in obtaining necessary zoning, occupancy, or other required governmental or third party permits and authorizations, which could result in increased costs or the delay or abandonment of opportunities.

•The Company may incur costs that exceed original construction estimates due to increased material, labor or other costs.

•The Company may be unable to complete construction and lease its residential housing on its projected schedule, resulting in increased construction and financing costs and a decrease in anticipated revenues.

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•The Company may incur liabilities to third parties during the development process, for example, in connection with managing existing improvements on its sites or in connection with providing services to third parties, such as the construction of shared infrastructure or other improvements.

•The Company may incur liability if its residential housing developments are not constructed and operated in compliance with accessibility provisions of the Americans with Disabilities Act, the Fair Housing Act or other federal, state or local requirements. Noncompliance could result in imposition of fines, an award of damages to private litigants, and a requirement that the Company undertake structural modifications to remedy the noncompliance.

Our acquisition of property for development and expected returns on investment are based on our projected appreciation in the value of the land following development.

We may acquire land without any structures or housing), develop and subdivide such land into residential housing lots , and construct and sell the developed lots. We expect the value of such property to increase during this time period based on our analysis of the inventory of similar properties in the area and the demand for such properties upon which we expect to build housing.. We expect the value of the Property to appreciate in this short time period based on our analysis of the inventory of similar properties in the area and the demand for such properties upon which we expect developers would build luxury homes.

The success of our proposed land acquisition is at least in part dependent upon the value and operating fundamentals of residential housing and commercial real estate in the area.

A substantial part of our business plan is based on our belief that the land we intend to acquire, and then resell, will increase in value because of the value and operating fundamentals of residential housing and commercial real estate in the Idaho and other locales in which we might invest will improve significantly over the next several years. We cannot assure you as to whether, when or to what extent property values and operating fundamentals will improve. In addition, it is possible that our belief is incorrect and that the value and operating fundamentals of residential housing in our markets will not improve and may deteriorate.

Risks Related to Our Investments Generally

The Offering Price and Minimum Investment Amount have been arbitrarily determined by the Company and do not reflect the value of the assets that have been or will be acquired by the Company.

The Offering amount and Minimum Investment Amount have been arbitrarily determined by the Company and does not bear any relationship to the assets that have been or are to be acquired by the Company or any other established criteria or indicia for valuing a business. The Company may, in its sole and absolute discretion, accept or require a lesser or greater Minimum Investment Amount. In addition, the assets that are to be acquired by the Company could have a higher or lower value than the Offering price, which may result in the valuation of the Company being different than the Offering price.

Investment in the Offered Shares is speculative, and each Investor assumes the risk of losing his, her, or its entire investment.

Investment in these Offered Shares is speculative and, by investing, each Investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this Offering Circular and will be solely dependent upon the efforts of its officers, employees and independent contractors. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing these Offered Shares. See “INVESTOR SUITABILITY”.

The Company’s ability to commence operations is dependent on its ability to raise funds.

The Company’s ability to commence operations is largely dependent on its ability to raise funds through this Offering and thereby securing Loan and property investments. Prospective Investors should be aware that there is no assurance that the Company will obtain capital investments necessary to commence operations and become profitable. In addition, receipt of capital investments of less than the Maximum Offering Amount will reduce the ability of the Company to spread investment risks through diversification of its investments.

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Reinvestments of cash dividends back into the Company may be suspended.

Each investor has the option of reinvesting dividends in the Company and receiving additional Offered Shares (based on a price of One Dollar ($1.00 per share) in return. However, the Company may cease reinvestment of dividends for the purchase of additional Offered Shares, including in order to stay in compliance with the ERISA laws; and Regulation A, Tier II requirements which will result in an overall lower rate of return on their investments.

Indemnification of the Company’s management for losses resulting from the acts of management, excepting fraud, may present a risk to Investors.

Pursuant to the Company’s organizational documents, the Company’s officers and directors shall not be liable to the Company or its shareholders for any act performed or omission made by it in the absence of gross negligence, fraud or willful misconduct. Accordingly, investors will have a more substantially limited rights than what may be afforded under the state laws, including, any causes of action pertaining to such actions. In addition, even if such investor prevails for suit, the Company will indemnify the officers and directors for any losses, damages, or expenses incurred, barring fraud. In such instance, the investors return on investment may be decreased.

There is No Guarantee of Reaching Maximum Offering Amount.

There is no assurance that the Company will obtain capital investments equal to the amount required to close the Offering. In addition, receipt of capital investments of less than the Maximum Offering Amount will reduce the ability of the Company to spread investment risks through diversification of its loan portfolio.

Anti-Money Laundering

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“PATRIOT Act”) requires financial institutions to establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled-investment vehicles to enact anti-money laundering policies. There could be promulgated legislation or regulations that would require Diversified Opportunity or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require Diversified Opportunity to implement restrictions on the transfer of the Offered Shares. Diversified Opportunity reserves the right to request such information as necessary, to verify the identity of prospective Investors and the source of the payment of subscription monies, or as necessary to comply with any customer identification programs required by FinCEN and/or the U.S. Securities and Exchange Commission. In the event of delay or failure by a prospective investor to produce any information required for verification purposes, an application for, or transfer of, the Interests may be refused.

There may be Investment Company Act Risks which may result in the Company acquiring legal fees.

The Company intends to avoid becoming subject to the Investment Company Act of 1940, as amended (the “1940 Act”); however, the Company cannot assure prospective investors that under certain conditions, changing circumstances or changes in the law, the Company may not become subject to the 1940 Act in the future as a result of the determination that the Company is an “investment company” within the meaning of the 1940 Act that does not qualify for an exemption as set forth below. Becoming subject to the 1940 Act could have a material adverse effect on the Company. Additionally, the Company could be terminated and liquidated due to the cost of registration under the 1940 Act. In general, the 1940 Act provides that if there are 100 or more investors in a securities offering, then the 1940 Act could apply unless there is an exemption; however, the 1940 Act generally is intended to regulate entities that raise monies where the entity itself “holds itself out as being engaged primarily, or purposes to engage primarily, in the business of investing, reinvesting or trading in securities” (Section 3(a)(1)(A) of the 1940 Act).

Notwithstanding the foregoing, there are no assurances that this will ultimately be the case. In the event the Company becomes subject to the registration requirements of the 1940 Act, the Company may incur substantial legal fees. This may adversely affect shareholders in the sense that if the Company does not have funds to pay said legal fees, it may be unable to declare dividends or fund its operations.

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Investors Are Not Independently Represented by the Company’s Attorneys and should seek their own independent counsel.

Investors in the Company have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company and the preparation of this Offering Circular have represented only the Company and its principals and affiliates. See “CONFLICTS OF INTEREST” below.

No Assurance can be provided that the Maximum Offering Amount will be adequate working capital and/or will absolve the need for additional financing.

In the opinion of the Company, if the maximum number of Offered Shares being offered is sold, the Company may have sufficient working capital to achieve its planned operations. However, there can be no assurance that even if the maximum number of Offered Shares is sold that the Company would not be required to seek alternative or additional sources of financing. The Company is not restricted in the application of investor proceeds as provided within this Offering Circular under the caption “USE OF PROCEEDS”.

There is currently no public trading market for the Company’s securities.

There is currently no public trading market for any of the Offered Shares, and an active market may not develop or be sustained.  If an active public trading market for such securities does not develop or is not sustained, it may be difficult or impossible for the investors to resell their stock at any price.  Even if a public market does develop, the market price could decline below the amount the investor paid for the Offered Shares.

Terms of the Offered Shares may not be favorable to prospective Investors.

The Company has set the terms of the Offered Shares in a manner which is favorable to the Company and has not made an attempt to consider the favorability or suitability of such terms for any prospective Investors.

The Company will invest in assets that have not been identified, therefore, potential Investors will be unable to evaluate the Company’s loan portfolio prior to making their investment.

None of the specific assets in which the Company will invest in are identified at this time. Therefore, any potential investor is unable to evaluate such investments to determine whether to invest in the Company. However, the Company has described its investment criteria under “BUSINESS AND PROPERTIES – Investment Strategy”.

The Company has the right to change and mix its investment profile, there is no guarantee that the investment profile will not change substantially over time.

The Company reserves the right, in its sole and absolute discretion, to modify, change or revise its typical investment profile and the mix of Loans that it invests or otherwise participates in, and accordingly, investors have no guarantee, and should not assume that the investment mix and profile of the Company will not change substantially over time.

DILUTION

Dilution means a reduction in value, control or earnings of the Offered Shares the investor owns. Another important way of looking at dilution is the dilution that happens due to our future actions. The investor’s stake in a company could be diluted due to our issuing additional shares of common or preferred stock. In other words, when we issue more shares, the percentage of the company that you own will go down, even though our value and your shareholding may go up. You will own a smaller piece of a larger company.

If we decide to issue more shares, an investor could experience value dilution, with each share being worth less than before, and will experience control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if we offer dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into our company).

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it is important to realize how the value of those shares can decrease by our actions. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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TERMS OF THE OFFERING

This Offering is made to Qualified purchasers to purchase Offered Shares in the Company. The Minimum Investment Amount per Investor is Two Hundred Dollars ($200). See “INVESTOR SUITABILITY”. While the Offering is still open, Investors that have subscribed for at least the Minimum Investment Amount may purchase additional Offered Shares in increments of Two Hundred Dollars ($200), provided that such additional purchase of Offered Shares complies with Regulation A, Tier II requirements. The Company generally shall not offer fractional Offered Shares for sale, except for Investors who seek to reinvest their dividends. The Company currently does not intend to adjust the price of the Offered Shares. However, in the event the Company does adjust the purchase price of the Offered Shares, it shall update and amend the Offering Circular and other necessary documents to indicate such adjustments.

The Offering will continue until the Company has raised the Maximum Offering Amount or is terminated by the Company, in its sole and absolute discretion. At such time, the Offering will be deemed closed. The Company may, at its sole and absolute discretion, at any time during the period of the Offering, increase or decrease the Minimum Investment Amount or the Maximum Offering Amount.

Notwithstanding the foregoing in “TERMS OF THE OFFERING”, the Company reserves the right, in its sole and absolute discretion to, at any time, and for any reason or no reason, accept subscriptions in a lesser amount or to require a higher amount or to reject any subscription(s) in whole or in part.

Subscription Agreements; Admission to the Company; Investor Rights prior to Admission

To subscribe with the Company and purchase any Offered Shares, an Investor must meet certain eligibility and suitability standards, some of which are set forth below. See “INVESTOR SUITABILITY” below. Additionally, an Investor who wishes to become a shareholder of the Company must sign and execute a subscription agreement (“Subscription Agreement”) in the form attached hereto as Exhibit 4.1 (together with a check, or a payment via Automated Clearing House (“ACH”), wire transfer, or a payment card (i.e., credit or debit card), in the amount of the purchase price payable to the Company), which shall be accepted or rejected by the Company in its sole and absolute discretion. By executing the Subscription Agreement, an Investor makes certain representations and warranties upon which the Company will rely on in accepting the Investor’s subscription funds. Investors are encouraged to read the Subscription Agreement carefully and in its entirety. INVESTORS SHOULD CAREFULLY READ AND COMPLETE THE SUBSCRIPTION AGREEMENT (WITH POWER OF ATTORNEY AND INVESTOR QUESTIONNAIRE).

In order to assess each prospective Investor’s suitability as a shareholder, each Investor’s Subscription Agreement will be accepted or rejected by the Company within Ninety (90) days or sooner of its receipt. In addition, Subscription Agreements are non-cancelable and irrevocable by the Investor and subscription funds are non-refundable, except with the express written consent of the Company and/or as expressly set forth herein or in the Subscription Agreement. If accepted by the Company, an Investor shall become a shareholder only when the Company deposits the Investor’s contribution into the Company’s Operating Account.

The Company may reject an Investor’s Subscription Agreement for any reason or no reason at all. If accepted by the Company, an Investor shall become a shareholder on the 1st of the month following the month in which the Company deposits the Investor’s contribution into the Company’s main operating bank account (“Operating Account”). Until then, an Investor’s subscription agreement is non-revocable, and subscription funds shall be held by the Company and may, at in its sole discretion, be deposited in a call account (the “Subscription Account”).

After delivery of capital to the Subscription Account but prior to admission as a stockholder of the Company, the Investor has the right to seek (and receive) his, her, or its funds subject to the procedure provided herein. Specifically, should the process from depositing an Investor’s funds into the Operating Account and admission as a shareholder take longer than Ninety (90) days, the Investor may request in writing to recover his, her or its investment funds. If, upon receipt of such request in writing, the Company has not yet admitted the Investor as a shareholder, then it will return the Investor’s funds to the investor and revoke the Subscription Agreement within Ten (10) business days of receipt of such request from the Investor.

Subscription Agreements are non-cancelable and irrevocable by the Investor and subscription funds are non-refundable for any reason, except with the express written consent of the Company or as expressly set forth herein or in the Subscription Agreement.

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Dividends; Election to Reinvest

Dividends

Investors will be entitled to receive dividends, to the extent funds are legally available therefor, if and when declared by the Board of Directors, when and if declared by the Company’s Board of Directors following the expiration of the Investment Period.

The Company currently plans to reinvest any net profits in order to increase the value of the Company’s assets and consequently, does not anticipate making any dividend payments at this time.

DIVDENDS ARE NOT GUARANTEED. DISTRIBUTIONS OF DIVIDENDS SHALL ONLY BE MADE IF AND WHEN DECLARED BY THE BOARD OF DIRECTORS AND PAID OUT OF FUNDS AVAILABLE THEREFORE.

Election to Reinvest

So long as the Offering is ongoing, holders of the Offered Shares will have the option of using any dividends to purchase additional Offered Shares at  One Dollar ($1.00) per share. Fractional shares may be purchased by the investor for reinvestment purposes. Any shares purchased through reinvestment will be counted towards the Maximum Offering Amount.

Investors must select at the time of subscription to receive cash or reinvest any dividends. If no election is made, then dividends will be automatically reinvested into the Company to purchase additional Offered Shares. No partial reinvestment is permitted.

Reinvestments will be allowed to the extent that the Offering is qualified with the SEC and provided that such reinvestments do not exceed the offering amount that may be sold in any given Twelve (12) month period in accordance with Regulation A, Tier II requirements. Investors may change their election at any time upon thirty (30) days written notice to the Company. Upon receipt and after the thirty (30) day notice has occurred, the Investor’s selection shall be changed.

This investment is appropriate only for Investors who have no need for immediate liquidity in their investments and who have adequate means of providing for their current financial needs, obligations and contingencies, even if such investment results in a total loss. Investment in the Offered Shares involves a high degree of risk and is suitable only for an investor whose business and investment experience, either alone or together with a purchaser representative, renders the investor capable of evaluating each and every risk of the proposed investment. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE ENTIRE “RISK FACTORS” SECTION OF THIS OFFERING CIRCULAR.

Any written notice required to be made by an Investor may be made electronically via the Company’s on-line portal.

Maximum Offering

The Maximum Offering Amount of this Offering Circular is Seventy-Five Million Dollars ($75,000,000), subject to qualification by the SEC of a post-qualification amendment. The Company may, at its sole and absolute discretion, at any time during the period of the Offering, increase or decrease the Maximum Offering Amount or the Minimum Investment Amount.

The maximum gross proceeds will be the Maximum Offering Amount which will comprise, subject to adjustments as described elsewhere in this Offering Circular, the total equity capitalization of the Company. This Offering may, however, be terminated at the sole option of the Company at any time and for any reason (or no reason) before the Maximum Offering Amount is received.

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Transfer Agent and Registrar

As of the date of this Offering Circular, the Company has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as the Company is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as applicable, or the Exchange Act.

INVESTOR SUITABILITY AND LIMITATIONS

The Offered Shares are being offered and sold only to “Qualified Purchasers” (as defined in Regulation A under the Act). “Qualified Purchasers” include:

(a) “accredited investors” under Rule 501(a) of Regulation D (as explained below); and

(b) all other Investors so long as their investment in the Offered Shares does not represent more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth (for natural persons), or Ten Percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Offered Shares are offered hereby and sold to Investors that meet one of the categories (i.e., Accredited Investors and Investors whose investment in the Offered Shares does not represent more than Ten Percent (10%) of the applicable amount).

To qualify as an “Accredited Investor”, for purposes of satisfying one of the tests in the “qualified purchaser” definition, an Investor must meet ONE of the following conditions:

(i) Any natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

(ii) Any natural person whose individual net worth or joint net worth, with that person’s spouse or spousal equivalent, at the time of their purchase exceeds One Million Dollars ($1,000,000) (excluding the value of such person’s primary residence);

(iii) A natural person holding one or more professional certifications or designations administered by the Financial Regulatory Authority, Inc., and in good standing: the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), and Licensed Private Securities Offering Representative (Series 82);

(iv) A natural person holding, and in good standing, of one or more professional certifications or designations or other credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

(v) A natural persons who is considered a “knowledgeable employee” of a private fund as defined by Rule 3c-5(a)(4) under the Investment Company Act of 1940, including trustees and advisory board members, or person serving in a similar capacity of a fund relying on an exemption under Investment Company Act of 1940 Section 3(c)(1) or 3(c)(7), or an affiliated person of Diversified Opportunity that oversees Diversified Opportunity’s investments, and employees of the private fund (other than employees performing solely clerical, secretarial, or administrative functions);

(vi) Any family office, as defined in rule 202(a)(11)(G)-1under the Investment Advisers Act of 1940: with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risk of the prospective investment;

(vii) Any family client, as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii);

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(viii) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Fund (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of Five Million Dollars ($5,000,000); any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of Five Million Dollars ($5,000,000) or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

(ix) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(x) Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million Dollars ($5,000,000);

(xi) Any director or executive officer, or Fund of the issuer of the securities being sold, or any director, executive officer, or Fund of a Fund of that issuer;

(xii) Any trust, with total assets in excess of Five Million Dollars ($5,000,000), not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code;

(xiii) Any entity not listed above which was not formed for the specific purpose of acquiring the securities offered, owning investments in excess of Five Million Dollars ($5,000,000); or

(xiv) Any entity in which all the equity owners are accredited investors as defined above.

For Investors who are not Accredited Investors, there are limitations on the aggregate purchase price of Offered Shares that may be paid by the Investor which is not more than Ten percent (10%) of the greater of such Investor’s:

(i) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchaser determined as provided in Rule 501); or

(ii) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.

Annual income and net worth should be calculated as provided in the Accredited Investor definition under Rule 501 of Regulation D, as explained above. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

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MANAGEMENT’S ANALYSIS AND DISCUSSION OF THE FINANCIAL CONDITION AND
PLAN OF OPERATIONS

The Management’s Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements, and should consider carefully the statements made in “RISK FACTORS” and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company’s forward-looking statements, and that could materially and adversely affect the Company’s business, operating results and financial condition.

The Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular.

Overview

The Company is a recently formed company formed on April 9, 2020 and during this time has conducted limited business as it beta tested its service offering. Consequently, it has a limited operating history. In order to execute the plan of operations, the Company will require varying amounts of capital based on businesses it intends to fund or acquire. The Company intends to continuously offer Offered Shares to Investors on an ongoing basis to operate its business plan. See “INVESTMENT POLCIES”.

Operating History of the Company

The Company has limited operating history and has earned minimal revenues to date, which may make it difficult for potential Investors to evaluate the Company’s business and assess the future viability and prospects of the Company. The Company, at this time, has limited assets and resources.

Results of Operations

As of the date of this Offering Circular, the Company has commenced limited operations. Because the Company has not ramped up its  operations, the Company not aware of any material trends or uncertainties, favorable or unfavorable, other than economic conditions affecting the residential and commercial real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

As of the December 31, 2020, the Company is in the earlies development stage and its cash balance is Four Hundred Five Thousand and Twenty-Seven Dollars ($405,027) and as of September 30, 2021, the Company has a cash balance of Four Hundred Sixty-Two Thousand Five Hundred Seventy-One Dollars ($462,571). The Company will likely have liquidity problems if it cannot raise sufficient funds to operate. In addition, in order to execute the plan of operations, the Company will require varying amounts of capital based on the Loans and/or properties the Company intends to fund or acquire. The Company intends to continuously offer Offered Shares to Investors on an as needed basis to operate its business plan.

The Company will receive income from the sale of real estate that it has renovated and developed as well as from rents received on such real property prior to sale or otherwise. A loss reserve may be maintained by the Company, as determined in its sole and absolute discretion.

Off-balance Sheet Arrangements

None.

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BUSINESS AND PROPERTIES

Overview

Diversified Opportunity has been organized to has been organized to acquire, develop, construct, renovate, hold, lease, manage, and dispose of real estate assets (typically residential, multifamily, commercial and vacant land) located in the United States with an initial focus on Idaho. The Company will typically invest directly in real estate assets or properties or may invest in one or more special purpose entities (“SPE”) that would then invest into such real estate assets. The Company’s portfolio of investments and properties may be collectively referred to herein as the “Fund.”

There can be no assurance given that any assets will ultimately be acquired on terms that are advantageous to the Company, if at all. Investors and the Company must rely entirely upon the judgment and ability of the officers and Manager along with its principals and advisors, with respect to the identification and acquisition of any real estate assets. There can be no assurance given that the intended returns will be achieved by the Company. See “RISK FACTORS” above.

Investment Strategy

Leverage

We expect to that our projects may incorporate real estate mortgage debt, including: (i) first lien mortgages; (ii) construction loans; and/or (iii) acquisition and development loans. The Company may borrow funds in the ordinary course of business at rates and on terms deemed acceptable by the Manager.

With respect to projects that involve leverage, we will seek only to invest in such projects that have loan-to-cost ratios (“LTC”) no greater than 75%. We believe that leverage represents an important vehicle for maximizing returns, but we will evaluate the appropriate amount of debt based on market conditions, feasibility of the project, and determined risk. Leverage will be determined on a project-to-project basis and the Fund will not seek to leverage the capital commitments received from this Offering. We expect each project that incorporates debt into the capital structure will have secured bank loans.

Identifying Potential Assets

The Company will seek to take advantage of the current real estate market to purchase real estate assets demonstrating rental fee income and/or resale value in the United States, primarily in Idaho and other secondary markets.

The Company, along with its contacts and business relations, will identify sellers within its target market and investment protocols. Improvements may be made to properties with the intention to resell such properties for a substantial profit.

Assets to be acquired may require additional, material investments of money, time, or both, in an effort to increase their value. We intend to coordinate with a network of service providers, many with whom we may have an historic relationship.

Investment Objectives and Policies

The Company expects to invest in the following real estate transactions:

Purchase and Sale Transactions

Real estate purchases. The Company may seek to identify, acquire, and renovate residential and commercial real estate properties. The Company intends to sell such properties at such times and under such circumstances that it deems to be economically advantageous.

New construction. The Company may seek to purchase below market valued “tear-down” properties and/or vacant land in desirable areas with the intention of building ground up commercial properties. The properties will primarily be built with the intention to resell them, but some may be rented to produce cash flow prior to sale.

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Ultimately, the Company has the following objectives:

•to preserve and protect the Company’s original invested capital;

•to produce cash flow; and

•to provide the potential for capital gains through appreciation.

In addition to the foregoing, the ownership objectives in our real estate assets will be to (i) maintain the real estate assets in above average condition and carefully manage operating expenses; (ii) perform interior and exterior upgrades of the real estate assets if necessary or desirable; (iii) distribute interest returns to investors; and (iv) if market conditions and property values warrant, in the sole discretion of the Manager, prepare such real estate assets to be sold within five years or sooner if practical. There can be no assurances given that any of the foregoing objectives will be satisfied.

Co-Developer Transactions

We may invest in new development projects by providing developers with private equity commitments. We expect to capitalize on the experience and local market knowledge of established land developers when entering into a real estate transaction.

We may provide private equity capital to qualified, well-established developers based on their prior projects and success history. Stringent due diligence would be performed on all projects, with strict attention to the developer and their abilities to complete each project. We would rely heavily on each developer’s ability to manage the construction process. We would have an integral part in each project as the financial provider and have certain governance rights, including, but not limited to resale, financing, annual budgets, and major leases.

Fix and Flip Transactions

A “fix and flip” transaction is one in which a property in need of renovation and repair is acquired at a discount, renovated and repaired and then sold at a profit. The Company will identify properties based on the following key factors:

•Location of property

•Profit Margin

•Velocity of project timing

•Local real estate expert insights

Property Management

The Company may enter into a property management agreement with one or more qualified property managers to manage the daily operation, collection of rent, and maintenance of the real estate assets. Otherwise, such services will be carried out internally by the Company’s officers, advisors, and/or the Manager.

Current Real Estate Assets

The Company’s Co-Founder and Chief Executive Officer, Karl Pedersen is a licensed contractor who has built and sold homes over the last eight years. Mr. Pedersen is also land developer and has successfully developed land. Karl also has experience with remodeling.

Prospective investors should bear in mind that past performance is not indicative of future results, and there can be no assurance that comparable results will be achieved in the future. See “RISK FACTORS” above.

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Competition

Our main competition includes the following groups of people and organizations:

•real estate agents;

•real estate investors;

•established real estate development companies; and

•newly formed investment funds

We believe that each of these groups of people and organizations will seek to exploit the current real estate market.

Many of our current and potential competitors have longer operating histories and financial and other resources substantially greater than those we possess. As a result, our competitors may be able to more efficiently locate distressed real estate opportunities or more effectively analyze them, or to devote greater resources than we can. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors. Such competition could adversely affect our gross profits, margins and results of operations. There can be no assurance that we will be able to compete successfully with existing or new competitors.

U.S. Governmental and Environmental Regulation

Real Estate Related Environmental Regulation

There are many federal and state environmental laws concerning hazardous waste, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials, which may affect the properties that the Company acquires. For example, under the Federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a party that purchases property may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of the Company’s assets and in excess of insurance coverage, if any.

REIT and Investment Company Status

We have not qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and therefore we are not subject to the restrictions the Code imposes on the activities of real estate investment trusts. We intend to conduct our business so that we are not an “investment company” within the meaning of the Investment Company Act of 1940. We also intend to conduct our business so that we are not to be deemed a “dealer” in mortgage loans for federal income tax purposes.

Potential Legislation

There may be governmental legislation changes as well as industry changes surrounding the rules and regulations within the real estate markets. These ongoing changes focus around full disclosures, title insurance, and retail market conditions. As appropriate and necessary, the Company will engage legal counsel to analyze the effectiveness of our current documents and disclosures in relation to legislative changes, and modify them as necessary.

Market Analysis

The Company believes that the Idaho real estate market provide many opportunities.

[Remainder of Page Intentionally Left Blank]

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this Offering Circular, the Company has issued Two Million (2,000,000) shares of its common stock, par value $0.001. Set forth below is the ownership of the Company’s officers, directors and owners of ten percent (10%) or more of the Company’s capital stock. To our knowledge, each person that beneficially owns6 the Company’s stock has sole voting and disposition power with regard to such shares. Unless otherwise indicated below, each person or entity has an address in care of the principal executive offices of the Company at 9628 West State Street, Star, Idaho 83669.

Name	Title	Number of Shares	Percent of Total Shares Issued Prior to Offering
Karl Pedersen	Director and Chief Executive Officer	647,000	31.40%
Heath Van Patten	Director, President of the Board and Chief Operating Officer	647,000	31.40%
Nate Schrandt	Chief Financial Officer	0	0.00%
Julie Gadwood	Director	6,000	0.30%
Shawn Carroll	Director	10,000	0.50%
Andrew Bell	Director	4,000	0.20%
Jason Phillips	Director	6,000	0.30%
Steve Roesch	Director	10,000	0.50%
Travis Taylor	Director	206,000	10.30%
Greg Raymer	Director	50,000	2.50%
All Directors and Officers as a Group:		242,000	77.40%

6 Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

As of the date of this Offering Circular, other than the persons listed above, no other person beneficially owns stock in the Company that entitle such holder to more than 10% of the voting power held by the owners of the Company.

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KEY PERSONNEL

Managers / Directors / Executive Officers / Significant Employees Information

Name	Position	Age	Term of Office	Approximate Hours Per Week
Karl Pedersen	Director and Chief Executive Officer	42	April 9, 2020 - present	15
Heath Van Patten	Director, President of the Board and Chief Operating Officer	43	April 9, 2020 - present	10
Nate Schrandt	Chief Financial Officer	39	July 22, 2021 - present	10
Julie Gadwood	Director	54	October 30, 2020 - present	1
Shawn Carroll	Director	58	October 30, 2020 - present	1
Andrew Bell	Director	44	October 30, 2020 - present	1
Jason Phillips	Director	34	October 30, 2020 - present	1
Steve Roesch	Director	48	October 30, 2020 - present	1
Travis Taylor	Director	44	October 30, 2020 - present	1
Greg Raymer	Director	60	October 30, 2020 - present	1

Family Relationships

There are no family relationships among any of our directors or executive officers.

Management Biographies

Karl Pedersen, Director and Chief Executive Officer

Karl Pedersen is the Chief Executive Officer  of Diversified Opportunity Inc and currently is on the Board of Directors. Karl also is the owner of a home building and land development company in the Boise, ID area. He is a third-generation home builder and land developer; however, his early career was focused on finance and accounting. His formal collegiate education began with a bachelor’s degree in business finance. Once complete with his finance degree, Karl worked for Charles Schwab where he was licensed with a Series 7 and Series 63 (these licenses are no longer current). While at Charles Schwab, Karl also earned his Accredited Asset Management Specialist (AMMS). Karl then left Charles Schwab to pursue a Master of Science in Accounting (MSA), after graduating with his MSA he worked for two different publicly traded companies Ecotality and US Geothermal as a corporate accountant. Karl also passed the Certified Public Accountant (CPA) exams and was certified as a CPA by the Idaho State Board of Accountancy on July 24th, 2014 CP-5491 (this certification is no longer active). All these experiences have led to his role with Diversified Opportunity Inc.

Heath Van Patten, Director and Chief Operating Officer

Heath Van Patten is the Chief Operating (COO) of Diversified Opportunity Inc and is currently on the Board of Directors. Heath has been in real estate since 2014. Heath is currently the broker/owner of NextHome Treasure Valley located in Meridian, Idaho and NextHome VIP Realty located in Coeur d’Alene and Donnelly, Idaho.  Prior to real estate, Heath managed, operated and owned many businesses in different sectors. Heath is a results driven, passionate and dynamic leader with expertise in business, development, training, marketing, networking and sales. Heath enjoys taking a concept from the ground up and seeing it grow, expand, and be successful. Heath is a proven winner with a track record of success while choosing to help as many people be successful and assisting them reach their full potential. The combination of his education, experiences and relationships has led Heath to the role as COO of Diversified Opportunity Inc.

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Nate Schrandt, Chief Financial Officer

Nate is the Co-founder and Principal Consultant of Executive Allies, where he provides outsourced Controller and CFO services to small to mid-sized businesses. Prior to starting Executive Allies, Nate served in several leadership positions in Boise, where he developed extensive experience developing new processes, creating metrics to monitor key operational activities, and navigating complex and time sensitive matters, among other duties. He has hands-on experience with all finance-related aspects of businesses, including having responsibility for overseeing the Treasury functions, Revenue and A/R for complex industries, and developing new Internal Controls organization-wide.  Prior to his time working in industry, Nate served as an Audit Senior Manager for KPMG and worked on audit engagements in a variety of industries, including forest products, manufacturing, internet retail, technology, and healthcare.  Nate graduated from Gonzaga University with an undergraduate degree in Accounting.  Nate also received a Masters in Accountancy from Gonzaga University, and is a licensed CPA in Idaho.  Nate has been a board member and Treasurer for the Idaho Humane Society, and is a member of the Leadership Boise class of 2012-2014. When he isn’t working, Nate enjoys mountain biking, skiing, soccer, golf, and spending time in McCall, ID with his wife, Amy, and two young kids.

Involvement in Certain Legal Proceedings

None.

MANAGEMENT COMPENSATION

Name	Capacities in which compensation was received	Cash compensation ($) Per Year	Other compensation ($) Per Year	Total compensation ($) Per Year
Karl Pedersen	Director and Chief Executive Officer	Deferred	None	None
Heath Van Patten	Director and Chief Operating Officer	Deferred	None	None
Nate Schrandt	Chief Financial Officer	Approximately $32,000.00	None	Approximately $32,000.00

CONFLICTS OF INTEREST

The Investors must rely on the general fiduciary standards (as and if applicable) and other duties which may apply to such principals, directors, officers and affiliates to prevent unfairness by any of the aforementioned in a transaction with consequences for the shareholders. It is expected that numerous transactions will occur between the Company and its principals, directors, officers and/or affiliates, and no outside or independent review of these transactions will be performed.

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LEGAL PROCEEDINGS

The Company has not been involved in any material litigation or arbitration within the past Five (5) years. Neither the Board of Directors, its principals, directors or officers of the Company are now, or within the past Five (5) years have been, involved in any material litigation or arbitration.

INCOME TAX CONSIDERATIONS

The following discussion generally summarizes the material federal income tax consequences of an investment in the Company based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations thereunder, current administrative rulings and procedures and applicable judicial decisions. However, it is not intended to be a complete description of all tax consequences to prospective Investors with respect to their investment in the Company. No assurance can be given that the Internal Revenue Service (the “IRS”) or any applicable State taxing authority will agree with the interpretation of the current federal income tax laws and regulations summarized below. In addition, the Company or the Investors may be subject to state and local taxes in jurisdictions in which the Company may be deemed to be doing business.

ACCORDINGLY, ALL PROSPECTIVE INVESTORS SHOULD INDEPENDENTLY SATISFY THEMSELVES REGARDING THE POTENTIAL FEDERAL AND STATE TAX CONSEQUENCES OF PARTICIPATION IN THE COMPANY AND ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS IN CONNECTION WITH ANY INTEREST IN THE COMPANY. EACH PROSPECTIVE INVESTOR/SHAREHOLDER SHOULD SEEK, AND RELY UPON, THE ADVICE OF THEIR OWN TAX ADVISORS IN EVALUATING THE SUITABILITY OF AN INVESTMENT IN THE COMPANY IN LIGHT OF THEIR PARTICULAR INVESTMENT AND TAX SITUATION.

Tax Law Subject to Change

Frequent and substantial changes have been made, and will likely continue to be made, to the federal and state income tax laws. The changes made to the tax laws by legislation are pervasive, and in many cases, have yet to be interpreted by the IRS or the courts.

State and Local Taxes

A description or analysis of the State and local tax consequences of an investment in the Company is beyond the scope of this discussion. Prospective Investors are advised to consult their own tax counsel and advisors regarding these consequences and the preparation of any state or local tax returns that an Investor may be required to file. The discussion of tax consequences herein is general in nature, and then only concerns federal tax consequences, to the limited extent discussed in this Offering Circular.

IRS Audits

Informational returns filed by the Company are subject to audit by the IRS. The IRS devotes considerable attention to the proper application of the tax laws to partnerships.

If the IRS makes audit adjustments to Diversified Opportunity’s income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from Diversified Opportunity.

Profit Objective of the Company

Deductions will be disallowed if they result from activities not entered into for profit to the extent that such deductions exceed an amount equal to the greater of: (a) the gross income derived from the activity; or (b) deductions (such as interest and taxes) that are allowable in any event.

The applicable Treasury Department regulations indicate a transaction will be considered as entered into for profit where there is an expectation of profit in the future, either of a recurring type or from the disposition of property. In addition, the Code provides, among other things, an activity is presumed to be engaged for profit if the gross income

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from such activity for Three (3) of the Five (5) taxable years ending with the taxable year in question exceeds the deductions attributable to such activity. It is anticipated that the Company will satisfy this test.

Understatement Penalties

The Company will be subject to substantial understatement penalty in the event that it understates its income tax. The IRS imposes a penalty of Twenty Percent (20%) on any substantial understatement of income tax. Furthermore, the IRS can charge interest on underpayments of income tax exceeding One Hundred Thousand Dollars ($100,000) for any tax year owing by certain corporations at a rate that is higher than the normal interest rate. The Company strongly advises prospective investors to consult with their own tax advisor to be sure that they fully evaluate the proposed tax treatment of Company as described herein.

ERISA CONSIDERATIONS

The following is a discussion of how certain requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code relating to Employee Benefit Plans and certain Other Benefit Arrangements (each as defined below) may affect an investment in the Offered Shares. It is not, however, a complete or comprehensive discussion of all employee benefits aspects of such an investment. If the Investors are trustees or other fiduciaries of an Employee Benefit Plan or Other Benefit Arrangement, before purchasing Offered Shares, they should consult with their own independent legal counsel to assure that the investment does not violate any of the applicable requirements of ERISA or the Code, including, without limitation, the ERISA fiduciary rules and the prohibited transaction requirements of ERISA and the Code.

ERISA Fiduciary Duties

Under ERISA, persons who serve as trustees or other fiduciaries of an Employee Benefit Plan have certain duties, obligations and responsibilities with respect to the participants and beneficiaries of such plans. Among the ERISA fiduciary duties are the duty to invest the assets of the plan prudently, and the duty to diversify the investment of plan assets so as to minimize the risk of large losses. An “Employee Benefit Plan” is a plan subject to ERISA that is an employee pension benefit plan (such as a defined benefit pension plan or a section 401(k) or 403(b) plan) or any employee welfare benefit plan (such as an employee group health plan).

Prohibited Transaction Requirements

Section 406 of ERISA and Section 4975 of the Code proscribe certain dealings between Employee Benefit Plans or Other Benefit Arrangements, on the one hand, and “parties-in interest” or “disqualified persons” with respect to those plans or arrangements on the other. An “Other Benefit Arrangement” is a benefit arrangement described in Section 4975(e)(1) of the Code (such as a self-directed individual retirement account (“IRA”), other than an Employee Benefit Plan.

Prohibited transactions include, directly or indirectly, any of the following transactions between an Employee Benefit Plan or Other Benefit Arrangement and a party in interest or disqualified person:

(a)sales or exchanges of property;

(b)lending of money or other extension of credit;

(c)furnishing of goods, services or facilities; and

(d)transfers to, or use by or for the benefit of, a party in interest or disqualified person of any assets of the Employee Benefit Plan or Other Benefit Arrangement.

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In addition, prohibited transactions include any transaction where a trustee or other fiduciary of an Employee Benefit Plan or Other Benefit Arrangement:

(a)deals with plan assets for his own account,

(b)acts on the behalf of parties whose interests are adverse to the interest of the plan, or

(c)receives consideration for his own personal account from any party dealing with the plan with respect to plan assets.

The terms “party in interest” under ERISA and “disqualified person” under the Code have similar definitions. The terms include persons who have particular relationships with respect to an Employee Benefit Plan or Other Benefit Arrangement, such as:

(a)fiduciaries;

(b)persons rendering services of any nature to the plan;

(c)employers any of whose employees are participants in the plan, as well as owners of 50% or more of the equity interests of such employers;

(d)spouses, lineal ascendants, lineal descendants, and spouses of such ascendants or descendants of any of the above persons;

(e)employees, officers, directors and 10% or more owners of such fiduciaries, service providers, employers or owners;

(f)entities in which any of the above-described parties hold interests of 50% or more; and

(g)Ten Percent (10%) or more joint venturers or partners of certain of the parties described above.

Certain transactions between Employee Benefit Plans or Other Benefit Arrangements and parties in interest or disqualified persons that would otherwise be prohibited transactions are exempt from the prohibited transaction rules due to the application of certain statutory or regulatory exemptions. In addition, the United States Department of Labor (the “DOL”) has issued class exemptions and individual exemptions for certain types of transactions. Violations of the prohibited transaction rules may require the prohibited transactions to be rescinded and will cause the parties in interest or disqualified persons to be subject to excise taxes under Section 4975 of the Code.

Investments in the Company

If any Investor is a fiduciary of an Employee Benefit Plan, the investor must act prudently and ensure that the plan’s assets are adequately diversified to satisfy the ERISA fiduciary duty requirements. Whether an investment in the Company is prudent and whether an Employee Benefit Plan’s investments are adequately diversified must be determined by the plan’s fiduciaries in light of all of the relevant facts and circumstances. A fiduciary should consider, among other factors, the limited marketability of the Offered Shares.

Investors also should be aware that under certain circumstances the DOL may view the underlying assets of the Company as “plan assets” for purposes of the ERISA fiduciary rules and the ERISA and Internal Revenue Code prohibited transaction rules. DOL regulations indicate that Fund assets will not be considered plan assets if less than Twenty Five Percent (25%) of the value of the Offered Shares is held by Employee Benefit Plans and Other Benefit Arrangements.

The Company anticipates that if any Investor is an Employee Benefit Plan subject to ERISA, the Company will limit the investments by all Employee Benefit Plans and Other Benefit Arrangements to ensure that the Twenty Five Percent (25%) limit is not exceeded. Because the Twenty Five Percent (25%) limit is determined after every subscription or redemption, the Company has the authority to require the redemption of all or some of the Offered Shares owned by any Investor that is an Employee Benefit Plan or Other Benefit Arrangement if the continued holding of such Offered Shares, in the sole opinion of the Company, could result in the Company being subject to the ERISA fiduciary rules.

If there are no Employee Benefit Plan investors in the Company, the Company anticipates that investments by Other Benefit Arrangements (such as self-directed IRAs) may exceed the Twenty Five Percent (25%) limit. This situation may cause the underlying assets of the Company to be considered plan assets for purposes of the Code

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prohibited transaction rules. In such a case, the Other Benefit Arrangement investors must ensure that their investments do not constitute prohibited transactions under Section 4975 of the Code. Such investors should consult with independent legal counsel on these issues.

Special Limitations

The discussion of the ERISA fiduciary aspects and the ERISA and Code prohibited transaction rules contained in this Offering Circular is not intended as a substitute for careful planning. The applicability of ERISA fiduciary rules and the ERISA or Code prohibited transaction rules to Investors may vary from one Investor to another, depending upon that Investor’s situation. Accordingly, Investors should consult with their own attorneys, accountants and other personal advisors as to the effect of ERISA and the Code on their situation of a purchase and ownership of the Offered Shares and as to potential changes in the applicable law.

LEGAL MATTERS

The Company has retained Weingold Law, PLLC of White Plains, New York to advise it in connection with the preparation of this Offering, the Subscription Agreement and any other documents related thereto. Weingold Law, PLLC has not been retained to represent the interests of any Investors in connection with this Offering. Investors that are evaluating or purchasing Offered Shares should retain their own independent legal counsel to review this Offering, the Offering Circular, the Subscription Agreement and any other documents related to this Offering, and to advise them accordingly.

ADDITIONAL INFORMATION AND UNDERTAKINGS

The Company undertakes to make available to each Investor every opportunity to obtain any additional information from them necessary to verify the accuracy of the information contained in this Offering Circular, to the extent that they possess such information or can acquire it without unreasonable effort or expense. This additional information includes all the organizational documents of the Company, recent financial statements for the Company and all other documents or instruments relating to the operation and business of the Company that are material to this Offering and the transactions described in this Offering Circular.

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Financial Statements

Financial Statements

December 31, 2020

Diversified Opportunity, Inc.

EideBailly

eidebailly.com

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Independent Auditor’s Report

To the Management

Diversified Opportunities, LLC Star,

Idaho

Report on the Financial Statements

We have audited the accompanying financial statements of Diversified Opportunities, LLC, which comprise the balance sheet as of December 31, 2020, and the related statements of income (loss) and changes in members’ equity, and cash flows for the period from inception July 2, 2020 through December 31, 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diversified Opportunities, LLC as of December 31, 2020, and the results of its operations and its cash flows for the period from inception July 2, 2020 through December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Boise, Idaho

November 2, 2021

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DIVERSIFIED OPPORTUNITIES, LLC

BALANCE SHEET

DECEMBER 31, 2020

ASSETS

Current Assets
Cash	$405,027
Real estate inventory	218,226
Other current assets	1,860

Total Current Assets	625,113

Other assets	13,060
TOTAL ASSETS	$638,173

MEMBERS' EQUITY

Capital Contributions	$700,000
Retained Deficit	(61,827)

TOTAL MEMBERS' EQUITY	$638,173

SEE NOTES TO FINANCIAL STATEMENTS

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DIVERSIFIED OPPORTUNITIES, LLC

STATEMENTS OF INCOME (LOSS) AND CHANGES IN MEMBERS’ EQUITY

FROM JULY 2, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

REVENUE
Total Revenue	$-

Operating Expenses
Professional Fees	59,966
Bank Service Charges	1,805
Office Supplies	56
Total Operating Expenses	61,827

Net (loss)	$(61,827)

Members' Equity
Members' equity at inception	$-
Capital Contributions	700,000
Net (loss)	(61,827)
Members' Equity at December 31, 2020	$638,173

SEE NOTES TO FINANCIAL STATEMENTS

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DIVERSIFIED OPPORTUNITIES, LLC

STATEMENT OF CASH FLOWS

FROM JULY 2, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash flows from operating activities
Net (loss)	$(61,827)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Change in operating assets and liabilities:
(Increase) in:
Other current assets	(1,860)
Inventory- real estate	(218,226)
Other assets	(13,060)
Net cash used in operating activities	(294,973)

Cash flows from financing activities
Member contributions
Net cash provided by financing activities	700,000

Net increase in cash	405,027

Cash and cash equivalents - July 2, 2020 (inception}
Cash and cash equivalents - December 31, 2020	$405,027

SEE NOTES TO FINANCIAL STATEMENTS

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DIVERSIFIED OPPORTUNITIES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Diversified Opportunity REIT, LLC. (the “Company”) was formed on July 2, 2020 and is organized and licensed as an Idaho limited liability company upon the filing of the Articles of Organization with the Secretary of State of Idaho.

The Company was organized to engage in the business of purchasing, renting, building, and selling residential and commercial real estate properties (“Real Estate”) located throughout the United States. The Company will begin offering units for investment upon qualification of the offering by the Securities and Exchange Commission. The maximum offering will be $75,000,000 in accordance with Tier II of Regulation A as set forth under the Securities Act of 1933.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting – The Company maintains its accounting records under the accrual method of accounting in conformity with accounting principles generally accepted in the United States of America.

Fair Value of Financial Instruments – Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 825, Financial Instruments, requires disclosure of fair value information about financial instruments. Management believes the fair value of financial instruments approximates their carrying amounts. The carrying value of cash approximates its estimated fair value due to the short-term nature of the instrument.

Real Estate Inventory – Real estate inventory is stated at the lower of the carrying amount or fair value, less the cost to sell.

Other Assets – The Company is in the process of developing a website to support business activities and to provide a platform for investors to access financial information on an ongoing basis. The costs incurred for the website development as of December 31, 2020 total $13,060 and are recorded on the balance sheet as Other Assets. Additional costs incurred for the website development will be capitalized and once the website is placed into service, the total costs of development will be amortized over a period of 60 months.

Concentrations of Credit Risk – Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash deposits. The Company has not experienced any losses on its bank deposit accounts, and believes it is not exposed to any significant credit risk on its accounts.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates. The Company bases its estimates on historical experience and on various

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assumptions, the results of which form the basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources. Actual results could differ from those estimates.

Income Taxes - The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company have been provided for in the accompanying financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

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DIVERSIFIED OPPORTUNITIES, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – COMPANY PROVISIONS

Profits and Losses – Profits and losses accrued during any calendar month are allocated to the members in proportion to their capital accounts maintained throughout the month. Distributions shall be paid to the Members and Assignees upon the Manager’s discretion; however, a majority approval of the members can force a Non-Liquidating Distribution and shall be made in proportion to their respective sharing ratios.

Member Withdrawal – No Member shall have any right to voluntarily resign or otherwise withdraw as a Member, or to Transfer a Membership Interest, unless pursuant to a Dissociation Event, as defined in the Operating Agreement. If a Member withdraws due to a Dissociation Event, the units owned by the Dissociating Member shall be offered for sale to the remaining Members of the Company for a period of ninety days after the Dissociation Event. The purchase price of the unit shall be equal to the value of the Company divided by the total number of Units issued and outstanding at the time of the Dissociation Event. In no event shall the Company be obligated to sell any of its assets to raise cash to pay any portion of the repurchase price.

Cash Distributions – No later than March 15th of each year, the Company shall review its income that will be taxable to the Members for the year concluded and shall make a good faith estimate of the amount of federal and state income taxes (using an average tax rate of 30%) which will be payable to all Members on account of such income. If the cash position of the Company is sufficient to allow a distribution to cover such estimated taxes, the Company shall distribution, no later than April 15th, to the Members and Assignees such amount on a pro-rata basis. Upon the Dissolution of the Company, the Company will make distributions to Members in accordance with their positive Capital Account balance, after adjustment for Profits or Losses recognized by the Company.

All Cash distributions will be made to the Members and Assignees upon approval by the Manager.

NOTE 4 – SUBSEQUENT EVENTS

In accordance with Accounting Standards Codification (ASC) Topic 855, Subsequent Events, the Company evaluated subsequent events through November 2, 2021, the date these financial statements were issued.

The Company filed a statement of conversion with the State of Idaho on March 12, 2021 to become a corporation and to change its name to Diversified Opportunity, Inc. Upon conversion, the Company holds 2,000,000 shares of common stock at $0.001 par value of which all are issued and outstanding.

On March 17, 2021, the Company sold the parcel of land held in inventory as of December 31, 2020 for $250,000 less title fees and other miscellaneous costs.

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Interim Financial Statements

DIVERSIFIED OPPORTUNITIES, INC.

BALANCE SHEET

JUNE 30, 2021

ASSETS

Current Assets
Cash and cash equivalents	$ 566,816
Security Deposits	1,500
Prepaid expenses	360

Total Current Assets	568,676

Other assets	13,060

TOTAL ASSETS	$ 581,736

LIABILITIES

Taxes Payable	$ 4,926

TOTAL LIABILITIES	4,926

STOCKHOLDERS’ EQUITY

Common Stock	2,000
Additional Paid in Capital	628,180
Retained Earnings	(53,370)

TOTAL STOCKHOLDERS’ EQUITY & LIABILITIES	$ 581,736

SEE NOTES TO FINANCIAL STATEMENTS

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DIVERSIFIED OPPORTUNITIES, INC.

STATEMENTS OF INCOME (LOSS) AND CHANGES IN MEMBERS’ EQUITY

FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2021

Revenue	$ 251,784

Cost of Goods Sold	220,762

Gross Margin	31,022

Operating Expenses
Professional Fees	16,944
Office Supplies	440
Total Operating Expenses	17,384

Other Expenses
Interest Expense	255
Tax Expense	4,926

Net Income	$ 8,457

Stockholders' Equity
Beginning balance	$ 638,173
Capital Contributions	-
Return of Equity	(44,000)
Distributions	(25,820)
Net Income	8,457
Stockholders' Equity at June 30, 2021	$ 576,810

SEE NOTES TO FINANCIAL STATEMENTS

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DIVERSIFIED OPPORTUNITIES, INC.

STATEMENT OF CASH FLOWS

FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2021

Cash flows from operating activities
Net Income	$ 8,457
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Change in operating assets and liabilities:
Decrease in:
Inventory - real estate	218,226
Increase in:
Accrued Expenses	4,926
Net cash provided by operating activities	231,609

Cash flows from financing activities
Distributions to shareholders	$ (25,820)
Return of Equity	(44,000)
Net cash used in financing activities	(69,820)

Net increase in cash	161,789

Cash and cash equivalents - December 31, 2020	405,027
Cash and cash equivalents – June 30, 2021	$ 566,816

SEE NOTES TO FINANCIAL STATEMENTS

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DIVERSIFIED OPPORTUNITIES, INC.

BALANCE SHEET

SEPTEMBER 30, 2021

ASSETS

Current Assets
Cash and cash equivalents	$ 462,571
Security Deposit	1,500
Prepaid expenses	360
Real estate inventory - Construction in progress	98,364

Total Current Assets	562,795

Other assets	13,060

TOTAL ASSETS	$ 575,855

LIABILITIES

Taxes Payable	$ 3,479

TOTAL LIABILITIES	3,479

STOCKHOLDERS' EQUITY

Common Stock	2,000
Additional Paid in Capital	627,560
Retained Earnings	(57,183)

TOTAL STOCKHOLDERS' EQUITY & LIABILITIES	$ 575,855

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DIVERSIFIED OPPORTUNITIES, INC.

STATEMENTS OF INCOME AND CHANGES IN MEMBERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Revenue	$ 266,181

Cost of Goods Sold	225,159

Gross Margin	41,022

Operating Expenses
Professional Fees	32,066
Office Supplies	579
Total Operating Expenses	32,645

Other Expenses
Interest Expense	255
Tax Expense	3,479

Net Income	$ 4,643

Stockholders' Equity
Beginning balance	$ 638,173
Capital Contributions	-
Return of Equity	(44,000)
Distributions	(26,271)
Net Income	4,643
Stockholders' Equity at September 30, 2021	$ 572,376

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DIVERSIFIED OPPORTUNITIES, INC.

STATEMENT OF CASH FLOW

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Cash flows from operating activities
Net Income	$ 4,643
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Change in operating assets and liabilities:
Decrease in:
Inventory - real estate	119,862
Increase in:
Accrued Expenses	3,479
Net cash provided by operating activities	127,984

Cash flows from financing activities
Distributions to shareholders	$ (26,440)
Return of Equity	(44,000)
Net cash used in financing activities	(70,440)

Net increase in cash	57,544

Cash and cash equivalents - December 31, 2020	405,027
Cash and cash equivalents – September 30, 2021	$ 462,571

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INDEX TO EXHIBITS

	Description	Filed Herewith
Exhibit 2.1	Certificate of Organization
Exhibit 2.2	Statement of Conversion
Exhibit 2.3	Amended and Restated Articles of Incorporation
Exhibit 2.4	By-laws
Exhibit 4.1	Form of Subscription Agreement
Exhibit 11.1	Auditor’s Consent	*Previously Filed
Exhibit 12.1	Opinion of Counsel re Legality of The Securities Being Qualified

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Post Qualification Amendment No. 1 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized in the, in the City of Star, State of Idaho, on February 24, 2022.

DIVERSIFIED OPPORTUNITY, INC.

By	/s/ Karl Pedersen
	Name:	Karl Pedersen
	Title:	Director and Chief Executive Officer
	Date:	February 24, 2022

By	/s/ Nate Schrandt
	Name:	Nate Schrandt
	Title:	Chief Financial Officer
	Date:	February 24, 2022

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Pursuant to the requirements of Regulation A, this Amendment No. 1 to Form 1-A has been signed by the following persons in the capacities indicated on February 24, 2022.

/s/ Karl Pedersen Name: Karl Pedersen Title: Director and Chief Executive Officer Date: February 24, 2022	/s/ Andrew Bell Name: Andrew Bell Title: Director Date: February 24, 2022
/s/ Heath Van Patten Name: Heath Van Patten Title: Director and Chief Operating Officer Date: February 24, 2022	/s/ Jason Phillips Name: Jason Phillips Title: Director Date: February 24, 2022
/s/ Nate Schrandt Name: Nate Schrandt Title: Chief Financial Officer Date: February 24, 2022	/s/ Steve Roesch Name: Steve Roesch Title: Director Date: February 24, 2022
/s/ Julie Gadwood Name: Julie Gadwood Title: Director Date: February 24, 2022	/s/ Travis Taylor Name: Travis Taylor Title: Director Date: February 24, 2022
/s/ Shawn Carroll Name: Shawn Carroll Title: Director Date: February 24, 2022	/s/ Greg Raymer Name: Greg Raymer Title: Director Date: February 24, 2022

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